UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

DIGI INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DIGI INTERNATIONAL INC.
9350 Excelsior Blvd.
Hopkins, Minnesota 55343
952-912-3444
December 13, 2024
Dear Stockholder:
You are cordially invited to attend our Annual Meeting of Stockholders, commencing at 2:00 p.m., Central Standard Time, on Monday, February 3, 2025. The Annual Meeting will be held in a virtual only meeting format. Stockholders will not be able to physically attend the Annual Meeting.
The Secretary’s Notice of Annual Meeting and the Proxy Statement that follow describe the matters to come before the meeting. Whether or not you plan to log into the Annual Meeting, please vote your shares promptly so they can be represented at the meeting. If you have elected to receive a full set of proxy materials, then please sign the enclosed proxy card and return it in the accompanying postage-paid reply envelope as quickly as possible. If you later desire to revoke your proxy or voting instructions, you will have an opportunity to do so.
Sincerely,
Satbir Khanuja, Ph.D.
Non-Executive Chairman of the Board

DIGI INTERNATIONAL INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on
February 3, 2025
The Annual Meeting of Stockholders of Digi International Inc. will be held at 2:00 p.m., Central Standard Time, on February 3, 2025, in a virtual meeting format via live webcast at www.virtualshareholdermeeting.com/DGII2025. Stockholders will not be able to physically attend the Annual Meeting. Additional information is provided below under the heading “General Information.”
The items of business are:
1.
to elect four directors;

2.
to approve, on a non-binding advisory basis, the executive compensation paid to our named executive officers (“Say-on-Pay”);

3.
to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the company for the fiscal year ending September 30, 2025;

4.
to approve the amendment and restatement of the Digi International Inc. 2021 Omnibus Incentive Plan; and

5.
to transact such other business as may properly be brought before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed December 9, 2024 as the record date for the meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.
Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to log into the meeting, please vote your shares by proxy as quickly as possible. You may revoke your proxy at any time prior to its exercise, and voting by proxy will not affect your right to vote if you log into the meeting and revoke the proxy.
By Order of the Board of Directors,
David H. Sampsell
Executive Vice President, Corporate Development, General Counsel & Corporate Secretary
Hopkins, Minnesota
December 13, 2024

DIGI INTERNATIONAL, INC.
PROXY STATEMENT

i

ii

DIGI INTERNATIONAL, INC.
PROXY STATEMENT
GENERAL INFORMATION
Proxies are being solicited by the Board of Directors (the “Board”) of Digi International Inc., a Delaware corporation (the “Company,” “Digi,” “we,” “us” or “our”), for use in connection with the Annual Meeting of Stockholders to be held on Monday, February 3, 2025 and at any adjournment or postponement thereof. Only stockholders of record at the close of business on December 9, 2024 will be entitled to vote at such meeting.
The address of our principal executive office is 9350 Excelsior Blvd., Suite 700, Hopkins, Minnesota, Minnesota 55343 and our telephone number is (952) 912-3444. The mailing of this proxy statement and a proxy card, or a Notice Regarding the Availability of Proxy Materials, to stockholders will commence on or about December 13, 2024.
Shares of Common Stock Outstanding on Record Date.
Our common stock, par value $.01 per share, is our only outstanding voting security. At the close of business on December 9, 2024, there were 36,867,240 shares of our common stock issued and outstanding, each of which is entitled to one vote.
Vote Required on Proposals.
1.
Election of Directors.   Because the number of candidates equals the number of members to be elected to the Board, a majority of the votes cast with respect to each director nominee is required for the election of directors. This means that the number of shares voted “for” a director nominee’s election must exceed the number of votes cast “against” that director nominee’s election. Holders of common stock are not entitled to cumulate their votes for the election of directors. See below under “Majority Voting for Election of Directors” for additional details.

2.
Say-on-Pay Proposal.   The Say-on-Pay proposal is advisory and not binding. We will consider our stockholders to have approved, on an advisory basis, our executive compensation if the number of votes “for” the proposal exceeds the number of votes “against” the proposal.

3.
Ratification of Auditors.   The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote is required for approval of the proposal to ratify the appointment of auditors.

4.
Incentive Plan.   The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote is required for the approval of the amendment and restatement of the Digi International Inc. 2021 Omnibus Incentive Plan.

Majority Voting for Election of Directors.   If an incumbent director does not receive a majority vote, then the director will promptly tender his or her resignation to the Board. The Nominating and Governance Committee will make a recommendation to the full Board as to whether to accept or reject the tendered resignation. The Board will publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board with respect to his or her resignation.
In a contested election, directors are elected by a plurality of the outstanding shares present or represented by proxy at the meeting and entitled to vote on the election of directors. We do not anticipate a contested election at the 2025 Annual Meeting of Stockholders.
Abstentions and Broker Non-Votes.   Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the meeting. However, shares of a stockholder who abstains or does not otherwise vote at the meeting or by proxy (including broker non-votes) will not be counted for the election of directors, the Say-on-Pay proposal, or the incentive plan amendment proposal. An abstention will have the effect of a vote against the ratification of auditors. A stockholder who does not vote at the meeting, by proxy (including broker non-votes) or otherwise, on the ratification of auditors will have no effect on the outcome of that proposal.
Expenses of Soliciting
We will pay the cost of soliciting proxies. In addition to solicitation by the use of the mail, certain of our directors, officers and employees may solicit proxies by telephone, email or personal contact, and we have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our stock and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials. We have engaged Alliance Advisors LLC to assist in the solicitation of proxies for the Annual Meeting and to provide related advice and informational support for a services fee and the reimbursement of customary disbursements, which are expected not to exceed $35,000 in the aggregate.
Stockholder Proposals
Stockholder proposals (other than director nominations) that are submitted for inclusion in our proxy statement for our 2026 Annual Meeting of Stockholders must follow the procedures and requirements of the federal securities laws, including Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). To be timely, such proposals must be received by us at our principal executive office no later than August 15, 2025.
If a stockholder does not submit a proposal for inclusion in our proxy statement but desires to propose an item of business to be considered at an annual meeting of stockholders or to nominate persons for election as a director at an annual meeting, then the stockholder must give timely written notice of such proposal or nominations to our Secretary at our principal executive office, which is 9350 Excelsior Blvd., Suite 700, Hopkins, MN 55343. To be timely under our By-Laws, we must receive notice of the stockholder’s intention to propose an item of business or to nominate persons for election as director not less than 120 days before the first anniversary of the date of the preceding year’s annual meeting (unless the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, in which case such notice will be timely only if delivered not less than 120 days before the annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting), and the notice must otherwise comply with certain other requirements contained in our By-Laws as well as all applicable statutes and regulations.
Assuming that our next annual meeting of stockholders is held not more than 30 days before nor more than 60 days after the one-year anniversary of this year’s Annual Meeting, we must receive notice of a stockholder’s intention to propose an item of business or nominate persons for election as a director on or before October 6, 2025. A stockholder’s notice will not be deemed to be submitted until we have received all of the required information.
In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than December 5, 2025.
Meeting Admission
The Annual Meeting will be held in a virtual only meeting format. Stockholders will not be able to physically attend the Annual Meeting.
If you are a registered stockholder or beneficial owner of our common stock at the close of business on December 9, 2024, you may attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/DGII2025 You will need the 16-digit control number found on your Notice of Internet Availability, your proxy card or on the instructions that accompany your proxy materials to participate in the Annual Meeting and vote your shares electronically.
If you lose your 16-digit control number or are not a stockholder at the close of business on December 9, 2024, you will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/DGII2025 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares or submit a question during the meeting.
You may log into www.virtualshareholdermeeting.com/DGII2025 beginning at 1:45 p.m. CST on February 3, 2025. The Annual Meeting will begin promptly at 2:00 p.m. CST on February 3, 2025. If you experience any technical difficulties during the meeting, a toll-free number will be available on our virtual stockholder meeting site for assistance.
You may submit a question in advance of the meeting at www.proxyvote.com or during the meeting at www.virtualshareholdermeeting.com/DGII2025 after logging in with your control number. If we do not have time to answer all appropriate questions that have been submitted, we expect to post any additional appropriate questions and our answers on our Investor Relations website promptly following the meeting and retain them for one week after posting. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
If you are not able to attend the virtual Annual Meeting, a recorded version of the meeting will be available on www.virtualshareholdermeeting.com/DGII2025.
HOW TO VOTE
Your vote is important.   We encourage you to vote promptly. Internet and telephone voting are available through 10:59 p.m. Central Standard Time on February 2, 2025. If you received a Notice Regarding the Availability of Proxy Materials, you should vote as instructed in the notice. If you received paper copies of this proxy statement, you may vote in one of the following ways:
By Telephone.   If you are located in the United States or Canada, you can vote your shares by calling the toll-free telephone number on your proxy card or in the instructions that accompany your proxy materials. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card or your voting instruction form.
By Internet.   You can also vote your shares by the Internet. Your proxy card indicates the website you may access for Internet voting. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you hold your shares in street name, please follow the Internet voting instructions that accompany your proxy materials. You may incur telephone and Internet access charges if you vote by the Internet. If you vote by the Internet, you do not need to return your proxy card or your voting instruction form.
By Mail.   If you are a holder of record and received a paper copy of the proxy card by mail, you can vote by marking, dating, and signing your proxy card and returning it by mail in the envelope provided. If you hold your shares in street name, you can vote by completing and mailing the voting instruction form.
At the Meeting.   Voting your shares now will not limit your right to change your vote at the meeting if you log into the meeting. You will need the 16-digit control number found on your Notice of Internet Availability, your proxy card or on the instructions that accompany your proxy materials (such as your voting instruction form) to participate in the Annual Meeting and vote your shares electronically.
All shares that have been properly voted and not revoked will be voted as you have directed at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board recommends.

Revocation of Proxies.   You can revoke your proxy at any time before your shares are voted if you submit a written revocation to our corporate secretary at our executive offices before the meeting, or at the meeting, (2) submit a timely later-dated proxy (or voting instruction form if you hold shares in street name), (3) provide timely subsequent telephone or Internet voting instructions, or (4) vote at the meeting.
Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on February 3, 2025.
The Notice of Meeting & Proxy Statement, Annual Report to Stockholders and Form of Proxy are available at: https://materials.proxyvote.com/253798

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock, as of the close of business on December 9, 2024, by each of our directors or nominees for director, by each of our executive officers named in the Summary Compensation Table herein, by all directors, nominees and executive officers as a group, and by each stockholder who is known by us to own beneficially more than 5% of our outstanding common stock. Unless otherwise indicated in a footnote below, the address of each director, nominee and executive officer is care of our Company at 9350 Excelsior Blvd., Suite 700, Hopkins, Minnesota 55343. On December 9, 2024, there were 36,867,240 shares of the Company’s common stock issued and outstanding.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percentage Outstanding Shares
Named executive officers, directors, and nominees:
Ronald E. Konezny	489,897(b)	1.3%
James J. Loch	289,002(c)	*
David H. Sampsell	99,989(d)	*
Terrence G. Schneider	59,119(e)	*
James E. Freeland	7,602	*
Christopher D. Heim	52,545(f)	*
Satbir Khanuja, Ph.D.	83,255(f)	*
Spiro C. Lazarakis	74,967(f)	*
Hatem H. Naguib	32,823(f)	*
Sally J. Smith	52,545(f)	*
Valerie Heusinkveld(g)	—	—
Allison West Hughes(g)	—	—
All directors, nominees and current executive officers as a group (12 persons)	1,234,141(h)	3.3%
Other beneficial owners:
BlackRock, Inc.	5,869,496(i)	15.9%
55 East 52nd Street, New York, NY 10022
The Vanguard Group	3,142,013(j)	8.5%
100 Vanguard Boulevard, Malvern, PA 19355
Dimensional Fund Advisors LP	2,423,611(k)	6.6%
Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746
FMR LLC	1,918,758(l)	5.2%
245 Summer Street, Boston, MA 02210
Earnest Partners, LLC	1,890,336(m)	5.1%
9350 Excelsior Blvd., Suite 700, Hopkins, MN 55343

*
Less than one percent.

(a)
Unless otherwise indicated in a footnote below, (i) the listed beneficial owner has sole voting power and investment power with respect to such shares, and (ii) no director or executive officer has pledged as security any shares shown as beneficially owned. Includes shares subject to options that are currently exercisable and shares subject to options and RSUs that are scheduled to become exercisable or vest and settle, as applicable, within 60 days of December 9, 2024, and shares, if any, held pursuant to employee stock purchase plans. Excludes fractional shares held by any listed beneficial owner.

(b)
Includes 257,936 shares subject to options.

(c)
Includes 201,022 shares subject to options.

(d)
Includes 32,781 shares subject to options and 1,000 shares jointly owned with spouse.

(e)
Includes 41,110 shares subject to options.

(f)
Includes 4,498 shares subject to RSUs.

(g)
Nominee for election at the Annual Meeting.

(h)
Includes 532,849 shares subject to options and 22,490 shares subject to RSUs.

(i)
Based on Amendment No. 18 to Schedule 13G filed by BlackRock, Inc. on January 22, 2024, reflecting beneficial ownership as of December 31, 2023 and reporting possession of sole voting power over 5,800,240 shares and sole dispositive power over all of the shares.

(j)
Based on Amendment No. 6 to Schedule 13G filed by The Vanguard Group on February 13, 2024, reflecting beneficial ownership as of December 29, 2023 and reporting possession of shared voting power over 61,340 shares, sole dispositive power over 3,048,575 shares and shared dispositive power over 93,438 shares.

(k)
Based on Amendment No. 16 to Schedule 13G filed by Dimensional Fund Advisors LP on February 9, 2024, reflecting beneficial ownership as of December 29, 2023 and reporting possession of sole voting power over 2,382,433 shares and sole dispositive power over all of the shares.

(l)
Based on Amendment No. 3 to Schedule 13G filed by FMR LLC on February 9, 2024, reflecting beneficial ownership as of December 29, 2023 and reporting possession of sole voting power over 1,917,328 shares and sole dispositive power over all of the shares.

(m)
Based on Amendment No. 2 to Schedule 13G filed by Earnest Partners, LLC on September 10, 2024, reflecting beneficial ownership as of August 31, 2024 and reporting possession of sole voting power over 1,113,231 shares and sole dispositive power over all of the shares.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Our business is overseen by the Board with the number of directors, not less than three, fixed from time to time by the Board. The Board is divided into three classes as nearly equal in number as possible, and directors typically are elected to a designated class for a term of three years. The Board has fixed at four the number of directors to be elected to the Board at the 2025 Annual Meeting of Stockholders. The Nominating and Governance Committee has nominated two incumbent directors, Spiro C. Lazarakis and Hatem H. Naguib, to stand for election, each to serve for a three-year term expiring in 2028. Additionally, the Nominating and Governance Committee has nominated two individuals, Valerie Heusinkveld and Allison West Hughes, to stand for election, each to serve as additional members of the Board. Sally J. Smith has notified the Board of her intent to retire from her directorship and all other positions with the Board and its committees, effective immediately after the conclusion of the Annual Meeting. The Board, upon recommendation of its Nominating and Governance Committee, has also acted to establish that the Board will consist of a total of seven directorships immediately upon the creation of the expected vacancy resulting from Ms. Smith’s departure. Ms. Heusinkveld was first identified as a potential candidate by a Company employee and Ms. West Hughes was first identified as a potential candidate by a third-party search firm after conducting a confidential nationwide search.
Proxies solicited by the Board will, unless otherwise directed, be voted to elect the four nominees below named. If a nominee is not elected, then the Board may fill the resulting vacancy or may decrease the size of the Board, each in accordance with the applicable provisions of our By-Laws. The Board, upon recommendation of its Nominating and Governance Committee, has determined that, if elected at the Annual meeting, each of Ms. Heusinkveld and Ms. West Hughes will serve as in the class of directors with terms expiring in 2027.
The Nominating and Governance Committee of the Board selected each of the below named nominees. In case any nominee is not a candidate for any reason, the persons named as proxies may vote for a substitute nominee selected by the Nominating and Governance Committee.
The following provides certain information regarding the four nominees for the office of director and the other current directors whose terms are scheduled to expire after the 2025 Annual Meeting:
Nominees For Re-Election to Terms Expiring in 2028
Spiro C. Lazarakis, age 69
Mr. Lazarakis has served as a member of the Board since July 2015. He served in various roles at Ernst & Young LLP, an international accounting and consulting firm, from 1989 until his retirement in July 2015 including most recently as lead partner in charge of audit services for a number of technology companies. Mr. Lazarakis was one of the most experienced assurance partners in Ernst & Young’s Northern California Technology practice. He has over 35 years of experience serving technology companies, ranging from large multinationals to smaller, pre-public growth companies and venture-backed start-up entities. He focused on serving companies in the Internet, software, networking, Software-as-a-Service and semiconductor sectors. He served Blue Coat Systems, Juniper Networks and Infoblox among others during his career. Mr. Lazarakis also serves as a director of each of Venture Lending & Leasing VIII, LLC and WTI Fund X, LLC, providers of debt and equity financing to early and late-stage venture capital backed technology companies.
As a former assurance partner with Ernst & Young, Mr. Lazarakis has extensive high technology industry knowledge, leadership experience in management of audit and financial matters and provides expertise to the Board in such areas as finance, mergers and acquisitions, internal controls, risk management and auditing. Mr. Lazarakis’ experience qualifies him as an Audit Committee financial expert.
Hatem H. Naguib, age 56
Mr. Naguib has served as a member of the Board since February 2019 and has served as the President and Chief Executive Officer of Barracuda Networks, Inc. (“Barracuda”), a company that provides security, networking and storage solutions based on SaaS-based cloud services and network appliances, since August 2021. Mr. Naguib previously served as the Chief Operating Officer and Senior Vice President of Products and Services of Barracuda from December 2018 until August 2021. Prior to serving in this role, he was a Senior Vice President and General Manager of the Security Business Unit at Barracuda from June 2016 to December 2018. Before joining Barracuda, Mr. Naguib served as Vice President of Products Network and Security for VMware, Inc., a digital information software company, from July 2012 to May 2016.
Mr. Naguib’s extensive experience both in the communications hardware industry generally and in executing business strategies for networking products and services enhances the Board’s ability to oversee our operations and further support our continued long-term growth. His experience as the current chief executive for Barracuda, a cybersecurity solutions provider, also bring valuable expertise in overseeing our cybersecurity policies and functions.
Nominees For Election to Terms Expiring in 2027
Valerie Heusinkveld, age 65
Ms. Heusinkveld is a nominee for election to serve as a new member of our Board. She served as Chief Financial Officer of Cradlepoint, Inc., a provider of bundled cellular hardware and connectivity and monitoring software solutions, from 2012 until her retirement in December 2021. Previously, she served as Chief Financial Officer of Purcell Systems from 2007 to 2012.
As a former Chief Financial Officer at high technology companies, Ms. Heusinkveld has extensive high technology industry knowledge and leadership experience in both financial and operational matters and provides the Board expertise in such areas as finance, operations, hardware and solutions sales models, mergers and acquisitions, internal controls, risk management and auditing. Ms. Heusinkveld’s experience qualifies her to serve as an Audit Committee financial expert.
Allison West Hughes, age 50
Ms. West Hughes is a nominee for election to serve as a new member of our Board. She has served as Corporate Vice President at Microsoft Corporation since July 2022, initially focused on digital acquisition and adding responsibility for small to medium businesses in July 2024. Previously, she served as Senior Vice President, Global Digital Go to Market at ServiceNow, a cloud computing platform software company servicing businesses of varying sizes, from July 2021 to June 2022, after having served as Vice President from April 2020 and previously serving as Area Vice President from 2018.
Ms. West Hughes has extensive high technology industry knowledge and leadership experience and provides the Board expertise in such areas as sales and marketing and operations. Her expertise in marketing and selling subscription-based offerings as well as working with customers of varying degrees of scale is very valuable as the Company executes on the expansion of recurring revenue based solutions offerings across its business.
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IN THIS PROPOSAL 1.
Directors Whose Terms Expire in 2026
Satbir Khanuja, PhD., age 57
Dr. Khanuja has served as a member of the Board since June 2013 and has served as its Non-Executive Chairman since January 2018. He has served as an operating partner at Fuse Venture Partners, a technology strategic advisor and investor, since August 2020, as a venture advisor with Ignition Partners, a venture capital firm, since May 2018. He has served as a member of the Board of Directors of LevelTen Energy, Inc., a provider of renewable transaction infrastructure, since February. He was President and Chief Executive Officer of DataSphere Technologies, Inc., an online marketing company, from 2008 until the company was acquired in May 2017. Dr. Khanuja served as Senior Vice President of Marketing and Business Development of Second Space, Inc., an online services company operating a network of immersive lifestyle-oriented web sites, from 2006 to 2008. Prior to that, he held a variety of roles at Amazon.com from 1999 to 2006, including

Vice President IMDb.com and Amazon In-Theater and Vice President, Worldwide Traffic. Before joining Amazon.com, Dr. Khanuja was an Engagement Manager with McKinsey & Company from 1998 to 1999. Dr. Khanuja’s roles have given him significant experience advising companies with respect to the use of artificial intelligence in their businesses.
Dr. Khanuja provides the Board with extensive leadership experience in marketing, operations and strategy. His role in the development of internet-based businesses is very valuable as the Company develops cloud-based application solutions such as SmartSense by Digi® and Digi Remote Manager®.
Ronald E. Konezny, age 56
Mr. Konezny has served as a member of the Board and as our President and Chief Executive Officer since December 2014. From 2013 to December 2014, he served as Vice President, Global Transportation and Logistics at Trimble Navigation Limited, a global provider of navigation and range-finding equipment and related solutions. From 2011 to 2013, he served as General Manager of Trimble’s Global Transportation and Logistics division. From 2007 to 2013, he served as Chief Executive Officer of PeopleNet Communications Corporation, a provider of telematics solutions for the transportation industry, which was acquired by Trimble in 2011. Mr. Konezny founded PeopleNet in 1996 and served in various other roles, including Chief Technology Officer, Chief Financial Officer and Chief Operating Officer, before serving as its Chief Executive Officer. Mr. Konezny serves as a member of the board of director of Sentera, Inc. and ISAAC Instruments. He previously served as a director of Atlas Financial Holdings, Inc. from 2018 to 2022.
Mr. Konezny has extensive experience in the wireless M2M industry working with solutions comprised of hardware and cloud-based applications. He brings extensive leadership in corporate strategy, manufacturing, operations, technology, finance and business development to the Board.
Directors Whose Terms Expire in 2027
Christopher D. Heim, age 60
Mr. Heim has served as a member of the Board since January 2018 and is the Executive Chairman of Fortra, formerly known as HelpSystems, a leading developer of IT management software, a position he has held since July 2019. Prior to this, he was Chief Executive Officer of HelpSystems from December 2014 to July 2019. Before HelpSystems, he was Chief Executive Officer of Axium, a leading provider of project management and accounting solutions to Architectural and Engineering firms, from January 2013 until its sale to Deltek in June 2014.
Prior to Axium, Mr. Heim served as Chief Executive Officer of Amcom Software (now known as Spok, Inc.), a provider of mission-critical communications solutions for hospitals, government and hospitality customers, from 2007 until its sale to USA Mobility in 2011 and then as its President and Chief Executive Officer from 2011 to 2012. Prior to Amcom, he was Chief Executive Officer and President of HighJump Software, a software company serving the supply chain management sector, from 1997 until it was acquired by 3M in 2004, and then as its president and General Manager from 2004 to 2006. Mr. Heim is a member of the boards of directors of Fortra, Calabrio, Inc., Ivanti, Inc., Field Nation, LLC and NPH USA. He previously served as a director of USA Mobility (now known as Spok, Inc.) from 2011 to 2013 and Ascentis from 2019 to 2023.
Mr. Heim brings broad and extensive business expertise to the Board. In particular, his experience in building leading software and services with recurring revenue models enhances the Board’s oversight of our SmartSense by Digi and Ventus businesses and our overall growth.
Sally J. Smith, age 66
Ms. Smith has served as a member of the Board since January 2018 and served as President and Chief Executive Officer of Buffalo Wild Wings, Inc., a restaurant company, from 1996 until its acquisition in February 2018. She previously served as its Chief Financial Officer from 1994 to 1996. From 1984 to 1994, she served as Chief Financial Officer of Dahlberg, Inc., a manufacturer of hearing aids. She began her career with KPMG LLP, an international accounting and consulting firm. Ms. Smith serves as a member of the boards of directors of Hormel Foods Corporation, The Marvin Companies and the National Restaurant Association. She served on the board of directors of Buffalo Wild Wings, Inc. from 1996 to 2017, Alerus Financial Corporation from 2007 to 2022 and Alina Health System from 2011 to 2022.
Ms. Smith’s experience as an executive leader of a public company contributes to the Board. Her acumen in restaurant and food service operations is especially useful in the Board’s oversight of SmartSense by Digi. Her strong background in accounting and financial reporting is also valuable to the Board. Ms. Smith’s experience qualifies her to serve as an Audit Committee financial expert.
Director Independence
None of the directors or director nominees are related to any other director, director nominee or executive officer of our Company. The Board has determined that Ms. Smith, Messrs. Heim, Lazarakis and Naguib, and Dr. Khanuja, constituting a majority of the Board, are “independent directors” as defined in the applicable listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). The Board has also determined that Mses. Heusinkveld and West Hughes will be “independent directors” if elected to the Board.
Board Diversity Matrix (as of December 13, 2024)
The following chart summarizes certain self-identified personal characteristics of our current directors for both the current year and the immediately prior year in accordance with Nasdaq Listing Rule 5605(f). Each term used in the table has the meaning given to it in the rule and related instructions.
Total Number of Directors	6
	Female	Male
Part I: Gender Identity
Directors	1	5
Part II: Demographic Background
Asian		1
White	1	4
One of our directors categorized as “Asian” above, pursuant to the applicable definitions self-identifies as Indian and another categorized as “White” above, self-identifies as Middle Eastern.
Board Leadership Structure
Our Company does not have a written policy with respect to separation of the roles of Chief Executive Officer and Chairman because the Board believes it is in the best interests of our stockholders to make that determination based on the applicable circumstances. However, the Board has a policy that whenever the roles of Chief Executive Officer and Chairman are combined, the Board will appoint an independent lead director.
Dr. Khanuja has served as Non-Executive Chairman since his appointment by the Board to this position effective January 2018. The Board believes Dr. Khanuja’s tenure as a member of the Board and his familiarity with our business and industry as a whole qualifies him to serve as our Non -Executive Chairman. The Board has determined that, based on the current characteristics and circumstances of the Company at this time, separating the roles of Chairman and Chief Executive Officer is appropriate and in the best interests of our stockholders.
Our Non-Executive Chairman (i) presides as chair of meetings of the Board, (ii) organizes, convenes and presides over executive sessions of the independent directors, (iii) serves as a liaison between the Chief Executive Officer and the independent directors, (iv) consults with the Chief Executive Officer and other members of management in establishing schedules and agendas for meetings of the Board, and (v) serves in such other capacities with such other duties as the independent directors may determine from time to time.

The Board’s Role in Risk Oversight
The Board is involved actively in the oversight of risks facing our Company and endeavors to provide management with guidance on the mitigation of identified risks as well as risks related to our overall operations. Among other risks, the Board maintains oversight of cybersecurity risks and has not specifically assigned oversight for this risk area to one of the Board committees. The Board has designated certain committees of the Board as responsible for specific areas of risk relating to their respective focuses:
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Our Audit Committee is responsible for the oversight of financial risk relating to our consolidated financial statements, financial reporting processes and internal controls over financial reporting.

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Our Compensation Committee is responsible for the oversight of company-wide compensation risk and reviews on an annual basis whether the risks arising from our compensation policies and practices with respect to our employees generally are reasonably likely to have a material adverse effect on the Company.

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Our Nominating and Governance Committee monitors the risks related to our governance structure, policies and procedures and also oversees our environmental, social and governance initiatives.

The chair of each committee is responsible for reporting to the full Board the activities of the committee, the significant issues that have been presented to or otherwise discussed by the committee, and the committee’s final determination with respect to such issues, as appropriate. By leveraging the particular competencies of its committees, the Board actively utilizes its leadership structure to administer its role in the risk oversight of the Company.
Risks Arising from Compensation Policies and Practices
Our management recently conducted an evaluation of the risks arising from our company-wide compensation policies and practices with respect to employees. Management analyzed our compensation policies and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our Company. In connection with its risk oversight role, our Compensation Committee reviewed management’s analysis and conclusions.
Employee, Officer and Director Hedging
Each of our directors, officers, other employees and their designees are prohibited from (i) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that hedge or offset, or are designed to hedge of offset, any decrease in the market value of our equity securities and (ii) otherwise engaging in transactions that hedge or offset, or are designed to hedge of offset, any decrease in the market value of our equity securities. Notwithstanding the foregoing, portfolio diversification transactions and investments in broad-based index funds are generally permitted. The prohibition applies to securities granted to the covered persons as part of compensation for their service to the Company plus any other Company securities held by them, whether directly or indirectly.
Committees of the Board and Meeting Attendance
The Board met eight times during the fiscal year ended September 30, 2024 (“fiscal 2024”). All directors attended greater than 75% of the meetings of the Board and of the committees on which they served during fiscal 2024. We have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following is a description of the functions performed by each of these committees.
We do not have a policy regarding attendance of members of the Board at annual meetings of our stockholders. All of our directors attended our last annual meeting of stockholders, which was held virtually in January 2024.
Audit Committee
Our Audit Committee presently consists of Mr. Heim, Dr. Khanuja, Mr. Lazarakis (Chair) and Ms. Smith. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in the applicable Nasdaq listing standards and regulations of the Securities and Exchange Commission (the “SEC”). The Board has determined that all members are financially literate as required by the applicable Nasdaq listing standards. The Board has determined that Mr. Lazarakis and Ms. Smith are each an “audit committee financial expert” as defined by applicable regulations of the SEC. The Audit Committee oversees our accounting, internal controls and financial reporting processes by, among other things, taking action to oversee the independence of and annual audit by the independent registered public accounting firm and selecting and appointing the independent registered public accounting firm. The Audit Committee also provides oversight of the Company’s internal audit processes and, as discussed below under “Related Person Transaction Approval Policy,” is responsible for the review and approval or ratification of transactions under our Related Person Transaction Approval Policy. The Audit Committee met eight times during fiscal 2024. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is available on the Investor Relations section of our website, www.digi.com. The Audit Committee reviews the Audit Committee Charter annually and may make recommendations to the Board for revision of the Audit Committee Charter to reflect changing circumstances and requirements.
Compensation Committee
We have a Compensation Committee presently consisting of Messrs. Heim (Chair) and Naguib and Dr. Khanuja. The Board has determined that all members of the Compensation Committee are “independent” as that term is defined in the applicable Nasdaq listing standards. The Compensation Committee determines the compensation of the Chief Executive Officer and all other executive officers. With respect to employees other than executive officers, the Compensation Committee oversees general compensation policies and reviews the annual incentive compensation structure. The Compensation Committee oversees our equity incentive and employee stock purchase plans. The Compensation Committee met seven times during fiscal 2024. The responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter, a copy of which is available on the Investor Relations section of our website, www.digi.com. The Compensation Committee reviews its Charter annually and may recommend to the Board revisions to the Compensation Committee Charter to reflect changing circumstances and requirements. The processes and procedures used by the Compensation Committee for considering and determining executive and director compensation are described below under “Executive Compensation—Compensation Discussion and Analysis” starting on page 18.
Nominating and Governance Committee
We have a Nominating and Governance Committee, presently consisting of Ms. Smith (Chair), and Messrs. Lazarakis and Naguib. The Board has determined that all members of the Nominating and Governance Committee are “independent” as that term is defined in the applicable Nasdaq listing standards. The Nominating and Governance Committee selects candidates as nominees for election as directors, advises the Board about the appropriate composition of the Board and its committees and oversees matters of corporate governance. In connection with this work, the Nominating and Governance Committee oversees succession planning for both the Board and our executive officers. This committee also oversees environmental and social responsibility matters, including our diversity and inclusion initiatives. The Nominating and Governance Committee met six times during fiscal 2024. The responsibilities of the Nominating and Governance Committee are set forth in the Nominating and Governance Committee Charter, a copy of which is available on the Investor Relations Section of our website, www.digi.com. The Nominating and Governance Committee reviews the Nominating and Governance Committee Charter annually and may recommend to the Board revisions to the Nominating and Governance Committee Charter to reflect changing circumstances and requirements.
Director Nominee Selection Process and Criteria
The Nominating and Governance Committee generally identifies director candidates based upon suggestions from current directors and senior management, recommendations by stockholders and/or use of a director search firm. Stockholders who wish to suggest qualified candidates should write to the attention of the Chair of the Board’s Nominating and Governance Committee: Digi International Inc., 9350 Excelsior Blvd., Suite 700, Hopkins, MN 55343. All recommendations should state in detail the qualification of such persons for consideration by the Nominating and Governance Committee and should be accompanied by an indication of the person’s willingness to serve. The Nominating and Governance Committee will consider candidates recommended by stockholders in the same manner that it considers all director candidates.
Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. We do not have a formal policy regarding the consideration of diversity in identifying director nominees.
The Nominating and Governance Committee will consider, at a minimum, the following factors in nominating existing and potential new members of the Board, in addition to other factors it deems appropriate based on the current needs and desires of the Board:
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demonstrated character and integrity, an inquiring mind, experience at a strategy/policy setting level, sufficient time to devote to our affairs, and high-level managerial experience;

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whether the member/potential member is subject to a potentially disqualifying factor, such as relationships with competitors, customers, suppliers, contractors, counselors or consultants, or recent previous employment with us;

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the member’s/potential member’s independence;

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whether the member/potential member assists in achieving a mix of members on the Board that represents a diversity of background and experience, including with respect to specialized experience, age, gender, international background and race;

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whether the member/potential member has general and strategic business management experience and financial experience with companies of a similar size that operate in the same general industry as us;

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whether the member/potential member, by virtue of particular experience, technical expertise, or specialized skills, will add specific value as a member of the Board; and

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any factors related to the ability and willingness of a new member to serve, or an existing member to continue his/her service.

Stockholder Communications with the Board
Stockholders may communicate with the Board by addressing correspondence to our principal executive office, identified above, Attention: Non-Executive Chairman. The Non-Executive Chairman will forward communications directed at particular members of the Board directly to the particular members. Communications directed to the Board in general will be handled by the Non-Executive Chairman.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised entirely of independent, outside directors. Messrs. Heim (Chair) and Naguib and Dr. Khanuja served as members of the Compensation Committee during fiscal 2024. No member of this committee was at any time during fiscal 2024 an officer or employee of the Company or any of its subsidiaries or affiliates, or has had any relationship with our Company requiring disclosure in this proxy statement other than service as a director. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officers of which served either on the Board or its Compensation Committee.
Insider Trading Policy
The Company has adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of our securities by directors, officers, employees, and other covered persons that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. It is also the policy of the Company that the Company will not engage in transactions in Company securities while in possession of material non-public information relating to the Company or its securities. A copy of our Insider Trading Policies and Procedures is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC.

Audit and Non-Audit Fees
The following table presents fees for fiscal 2024 and 2023 for professional services performed by Deloitte & Touche LLP for the audit of our annual consolidated financial statements, the review of our interim consolidated financial statements for each quarter in fiscal 2024 and 2023, and all other services performed:
	Fiscal Year Ended September 30,
	2024	2023
Audit Fees	$973,238	$796,682
Audit-Related Fees	—	—
Tax Fees	4,115	3,530
All Other Fees	—	—
Total	$977,353	$863,758
The audit fees reported above relate to services performed by Deloitte & Touche LLP for fiscal 2024 and the fiscal year ended September 30, 2023 (“fiscal 2023”) for the audit of our annual consolidated financial statements, the review of our interim consolidated financial statements for each quarter in those fiscal years, the review of activity related to acquisitions, registration statements filed in connection with our equity compensation plan, and comment letters from SEC. The tax fees above relate to the preparation of tax returns for a foreign subsidiary. The Audit Committee pre-approved all of the services described above pursuant to engagements that occurred in fiscal 2024 and 2023.
The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accounting firm is to approve annually all audit services and each recurring permissible non-audit service to be provided by the independent registered public accounting firm during the fiscal year. In addition, the Audit Committee may pre-approve other non-audit services during the year on a case-by-case basis and delegates authority to grant such pre-approvals during the year between Audit Committee meetings to the Audit Committee chair. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the independent registered public accounting firm’s independence.
Former Independent Registered Public Accounting Firm
On November 30, 2022, the Audit Committee dismissed Grant Thornton LLP, which had served as our independent registered public accounting firm since the fiscal year ended September 30, 2017. The reports of Grant Thornton LLP on the consolidated financial statements as of and for the fiscal year ended September 30, 2022 (“fiscal 2022”), contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During fiscal 2022 and the subsequent interim period through November 30, 2022, there were no disagreements between us and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference thereto in their reports on the financial statements for such years.
During fiscal 2022 and the subsequent interim period through and including November 30, 2022, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).
New Independent Registered Public Accounting Firm
On November 30, 2022, the Audit Committee approved the engagement of Deloitte & Touche LLP, to audit our financial statements for the year ending September 30, 2023. During fiscal 2022 and the subsequent interim period through November 30, 2022, we did not consult with Deloitte & Touche LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
Report of the Audit Committee
The role of our Audit Committee, which is composed of four independent non-employee directors, is one of oversight of our management and our independent registered public accounting firm in regard to our financial reporting and our internal controls respecting accounting and financial reporting. The Audit Committee also considers and pre-approves any non-audit services provided by our independent registered public accounting firm to ensure that no prohibited non-audit services are provided by the independent registered public accounting firm and that the independent registered public accounting firm’s independence is not compromised. In performing its oversight function, the Audit Committee relies upon advice and information received in its discussions with our management and independent registered public accounting firm.
The Audit Committee has (i) reviewed and discussed our audited consolidated financial statements for the fiscal year ended September 30, 2024 with our management and with Deloitte & Touche LLP, our independent registered public accounting firm for such year; (ii) discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC regarding communication with audit committees; and (iii) received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.
Based on the review and discussions with management and our independent registered public accounting firm referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 for filing with the SEC.
Christopher D. Heim
Satbir Khanuja, Ph.D.
Spiro C. Lazarakis (Chair)
Sally J. Smith
Environmental, Social and Governance Matters
We are committed to improving the economic, social, and environmental impacts of our business operations because we believe these initiatives are not only socially responsible but also sound practices that can drive more efficient and effective operations. Our Nominating and Governance Committee oversees our initiatives in these areas. We also maintain on our website an Environment, Social, and Governance Statement highlighting our initiatives in these areas.
Ethical Business Conduct
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We maintain a global code of business conduct that covers a broad range of ethical and legal business practices. Our employees are trained on various components of this code of conduct annually.

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We screen product orders in an effort to assure compliance with applicable export control laws as well as added screenings beyond the requirements of law for certain wireless products that can transmit over long distances.

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We review the practices of our suppliers to assure they do not rely on slavery or child labor in their operations.

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We maintain a stringent anti-corruption compliance program, overseen by senior management, that includes:

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Due diligence of prospective distributors and resellers;

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Agreement by distributors and resellers to comply with applicable anti-corruption laws;

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Training for employees, distributors and resellers; and

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Annual compliance reviews for selected Digi offices as well as distributors and resellers.

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We use consistent pricing practices and apply pricing exceptions only in accordance with Company policy.

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To avoid potential entanglements in our business activities with political actors, we restrict all financial or in-kind political contributions, whether direct or indirect.

Environmental and Regulatory Commitments
We are committed to continual improvement in our product quality while meeting or exceeding the compliance requirements of all applicable regulations and other voluntary requirements to which we subscribe. We incorporate numerous business practices that promote the efficient use of materials across our operations as well as environmental awareness among our employees, customers, suppliers and other key stakeholders. Among others, we have implemented the following measures in these areas:
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The operations of our assembly facilities in Eden Prairie, Minnesota and Sandy, Utah are ISO 14001-certified. Our corporate headquarters building, where sales, product management, engineering, administrative and IT personnel are employed, is LEED-certified.

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We require our suppliers to avoid the use of ozone-depleting substances, and, to our knowledge, our suppliers do not use ozone-depleting substances in our manufacturing and assembly operations. We maintain compliance with applicable environmental laws in our operations, including regulations such as Restriction of Hazardous Substances and Waste Electrical and Electronic Equipment.

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In our production and distribution facilities, we take care to isolate and properly dispose of computer waste products. Third-party experts regularly remove components and items with metals or potentially harmful chemicals for proper recycling and/or disposal. We also work with our contract manufacturing facilities around the world to implement and maintain leading environmental practices.

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We created the Green Tech Customer Innovation Awards to acknowledge and highlight customers that excel in the green technology field and offer advanced solutions for environmental issues. Each winner has used Digi solutions to build or deploy technologies supporting a greener world and stronger environmental stewardship. These companies have shown forward-thinking leadership and innovation in eco-friendly and environmentally safe applications.

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We endeavor to identify and minimize the use of conflict minerals in our products by using OECD due diligence guidance for managing the conflict minerals supply chain. We work with suppliers to follow socially responsible policies that ensure materials supplied to us have the highest possible likelihood of being conflict-free. Although we have no direct contact or control of smelters in our supply chain, our due diligence has indicated that we neither support nor source materials from smelters located in the DRC conflict zone.

Advancing Diversity and Inclusion as well as Personal Advancement of and Commitment to Our Employees
We have established three core pillars to guide our commitment to Inclusion & Diversity: Culture of Inclusion, Talent, and Community Impact. We pursue this mission through a variety of initiatives:
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Our Diversity & Inclusion committee, a committee of Digi employees that consults with our Executive Team, focuses on a workplace culture that continuously strives to eliminate bias and become more inclusive. This committee has promoted training for management on the elimination of bias and promoted greater involvement in community initiatives.

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Digi is a member of CEO Action for Diversity and Inclusion, an organization that promotes civic action to advance diversity and inclusion.

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We are governed by a diverse six-member board of directors, half of whom are women or self-identify as people of color.

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We strive to create a respectful work environment characterized by mutual trust and the absence of intimidation, oppression, discrimination, and exploitation. We’ve further enhanced our recruiting practices to increase our focus on bringing greater diversity to Digi by dedicating time and efforts specifically to building diverse candidate pools as well as reducing bias in the selection process.

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For over thirty years, we have hosted the annual Digi International Wormburner golf event and fundraiser to raise money for organizations that reflect Digi’s passion for advancing equity and serving our communities. In 2024, we raised over $50,000 for three organizations that support youth and families with education and career programs.

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We provide tuition reimbursement to employees for continuing education classes that contribute to their personal and professional growth and paid parental leave to equitize paid benefit leaves across the US employee base.

We demonstrate commitment to our employees. We not only provide competitive salaries but also offer a distinctive Total Rewards package. This package includes a new hire equity award, paid parental leave, open paid time off, a hybrid work environment, medical as well as health and well-being offerings and, for US-based employees, a 401k plan with Company matching and employee stock purchase plan. In certain instances, not all employees qualify for all of these offerings due to legal restrictions because of where they reside or work. We also conduct periodic anonymous surveys to gauge employee engagement and satisfaction. Management reviews the results of these surveys with our employees to gain insights on how to improve these metrics.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This compensation discussion and analysis (sometimes referred to in this proxy statement as the “CD&A”):
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describes our compensation philosophy, objectives and programs for our named executive officers (referred to elsewhere in this CD&A as “Named Executives”);

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describes the process used to determine our compensation program elements and targets; and

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provides details of each element of our Named Executive compensation program, including targeted and actual compensation for fiscal 2024.

For fiscal 2024, our Named Executives were:
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Ronald E. Konezny, Chief Executive Officer and President;

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James J. Loch, Executive Vice President, Chief Financial Officer and Treasurer;

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David H. Sampsell, Executive Vice President, Corporate Development, General Counsel and Corporate Secretary;

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Terrence G. Schneider—Senior Vice President, Supply Chain Management; and

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James E. Freeland—Senior Vice President, Chief Information Officer.

Executive Summary
Our compensation philosophy is built on a foundation of pay-for-performance and rewards Named Executives for positive developments in the results of our Company and the price of our common stock over time. Below is a comparison of our total stockholder return (“TSR”) for the past one, three and five most recently completed fiscal years as compared to the median TSR for the same periods of our fiscal 2024 peer group as described below in the CD&A (our “Peer Group”).
Data Source: Yahoo Finance, Adjusted Closing Price(s)
TSR was calculated using average closing prices for the ten trading days up to and including September 30, 2024 for all periods presented. Peer Group median TSR data excludes Sierra Wireless Inc. because it was acquired in January 2024.

Below is a summary of the key decisions impacting fiscal 2024 compensation for the Named Executives:
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Base pay was consistent with general market practices and pay levels of our comparable Peer Group. Base salary increases are considered for Named Executives based on competitive market pay levels and individual performance. When base pay was initially set for fiscal 2024, base salaries for Messrs. Konezny, Loch, Sampsell and Schneider were increased. Mr. Freeland joined the Company during February of fiscal 2024. The fiscal 2024 annual cash incentive plan design remained unchanged from fiscal 2023. See page 23 for a discussion on base salaries and cash compensation for fiscal 2024.

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Time based restricted stock unit (“RSU”) grants and performance based restricted stock unit (“PSU”) grant values were awarded based on market practices, fiscal 2024 performance against our goals, our relative performance against our Peer Group, executive performance, retention goals, individual potential and our desire to incent Named Executives for the long-term with equity awards that require our share price to increase to create value and align the interests of Named Executives with our stockholders. In fiscal 2021 and 2022, ten percent of the value of Mr. Konezny’s long-term equity awards were granted in the form of PSUs that only vest if the Company meets certain performance objectives during a three year period. In fiscal 2023, the Company introduced PSUs for the other Named Executives, whereby their long-term incentive amount transitioned to 50% RSUs and 50% PSUs. Executive Vice Presidents may achieve a maximum of 200% of granted PSUs, and Senior Vice Presidents may achieve a maximum target of 100% of granted PSUs.

As discussed in further detail in this CD&A, we believe we exercise sound executive compensation management practices, including:
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independent general oversight of compensation programs by our Compensation Committee and their use of external consultants as needed;

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balanced compensation programs that emphasize pay-for-performance, alignment with stockholder value creation, and attraction and retention of key talent without creating undue risk;

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maintaining a clawback policy as required by the SEC and Nasdaq listing rules and stock ownership guidelines since 2014, the expansion of the scope of our clawback policy in December 2020 to include performance-based equity awards, and the adoption of a new clawback policy in November 2023 to comply with new Nasdaq listing rules;

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competitive compensation levels that are supported by our Peer Group compensation practices; and

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multiple compensation program elements that emphasize short- and long-term business strategies and performance.

Fiscal 2024 “Say-on-Pay” Advisory Vote on Executive Compensation
At our annual stockholders meeting held on January 29, 2024, greater than 95% of the votes cast approved, on an advisory basis, the compensation of our Named Executives as disclosed in the proxy statement for that annual meeting. Our Compensation Committee has considered the results of that vote in its subsequent deliberations, and no changes have been made in compensation policies or practices as a result of the vote because of the stockholder support for our executive compensation evidenced by the voting results.
Compensation Philosophy
The philosophies that drive our compensation program design and objectives are:
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incent Named Executives to advance the Company’s business and financial objectives through a “pay-for-performance” culture that ties the compensation of our Named Executives to the performance of the individual, the Company, and the price of our common stock;

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attract and retain qualified executive talent by providing competitive compensation packages;

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align Named Executive focus on Company financial performance and stockholder value creation by providing balanced compensation programs. Balance is achieved through plans that reward the advancement of long-term strategic business objectives and annual financial objectives; and

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ensure that the design of our compensation program does not encourage Named Executives to take unnecessary or undesirable risks.

Responsibility for Determining Executive Compensation
Our Compensation Committee (referred to in this CD&A as the “Committee” or “Compensation Committee”) reviews and approves all executive compensation programs and the specific compensation arrangements with each of our Named Executives. The Committee also provides general oversight of our compensation plans. The Committee is composed of three independent, non-employee directors as defined by the SEC and Nasdaq. The Committee maintains responsibility for overseeing the independence of any compensation consultant that it retains. A brief summary of the role of the Committee is found in “Committees of the Board and Meeting Attendance” in this proxy statement.
The Committee periodically retains the services of a third-party consultant to provide guidance and recommendations on compensation strategy, program design, Peer Group selection, and market compensation trends. Members of management participate in Committee meetings at the Committee’s request. Presently our VP of Human Resources, who reports to our Chief Financial Officer, oversees our human resources department and, together with other members of the human resources department, contributes analysis on market trends, Peer Group compensation levels and compensation levels of companies in our broad technology industry category to the Committee. Our Chief Executive Officer provides recommendations on the compensation of other Named Executives. Our Executive Vice President, Corporate Development, General Counsel and Corporate Secretary generally serves as Secretary of Committee meetings. During fiscal 2024 with respect to compensation planning for the fiscal year ended September 30, 2025 (“fiscal 2025”), the Committee used the same methodology presented by Radford Consulting, a business unit of AON which the Committee retained in fiscal 2023 to provide recommendations on competitive benchmark data for our executive positions, Peer Group and industry trends on compensation plan design. The Committee also used certain information from a compensation database maintained by Radford Consulting (“Radford”) to which we subscribe to collect updated and current benchmarking information.
Compensation Determination Process
Compensation targets are set for each Named Executive based on a number of factors, including:
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compensation levels of comparable positions at companies in our Peer Group and our broad technology industry with comparable annual revenues and market caps;

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each Named Executive’s performance against annual objectives;

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the qualifications of the Named Executive and the potential for positive performance in the future;

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the achievement of strategic goals to which the Named Executive is held accountable;

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the recommendations of the Chief Executive Officer (except with respect to his own compensation); and

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current financial conditions, goals and performance of the Company.

Compensation Benchmarking
To determine a range of competitive compensation for comparable jobs, the Committee reviews compensation data for a group of peer companies. The Committee also considers third-party survey data of companies in our broad technology industry category with comparable annual revenues to supplement Peer Group data.
Cash Compensation
The Committee generally sets base salaries for Named Executives to fall between the 25th and 60th percentile of comparable positions at Peer Group companies. Determination of the base salary level is based on the compensation determination factors listed above, with specific focus on the nature of the position, the Named Executives’ skills and potential, as well as past performance results. Currently, the base salaries of our Named Executives comprise 48% to 71% of their total annual cash compensation target, which places significant emphasis on annual incentive compensation. This supports our pay-for- performance philosophy as the Company will need to meet or exceed Company financial targets for Named Executives to realize their full annual cash compensation potential. Total cash compensation, when earned, is targeted to result in Named Executive total cash compensation falling on average between the 25th and 75th percentile of the comparable Peer Group positions if all financial metrics associated with annual incentive compensation are achieved or exceeded. By design, actual total cash compensation for Named Executives could fall below this range if we do not achieve all of our financial metrics in the fiscal year and could fall above this range if we exceed our financial metrics in the fiscal year.
Equity Compensation
The Committee historically has awarded stock options and RSUs to Named Executives. Starting in fiscal 2023, the Committee stopped granting stock options and began awarding PSUs in addition to RSUs to all Named Executives. The grant date target values of all of these awards are based on the following factors:
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the value of equity awards within our Peer Group for comparable positions;

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each Named Executive’s past performance and potential for the Named Executive to contribute to Company success in the future; and

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the strategic impact of the Named Executive’s position and necessity to retain the Named Executive.

Excluding new hire equity awards, target equity compensation award values for Named Executives in fiscal 2024 were generally within the 25th and 75th percentiles of Peer Group long-term incentive amounts.
Compensation Benchmarking for Fiscal 2024 Compensation
For fiscal 2024, the Committee retained Radford Consulting to provide a competitive analysis of the base salary, annual cash incentives and equity incentive elements and levels for our Named Executives. This analysis consisted of:
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a comparison of our compensation elements and levels against the Peer Group to determine our overall market percentile position on each element as well as our total cash compensation and total equity compensation; and

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a comparison of our compensation elements and levels against companies in our broad technology industry category based on data obtained from an independent third-party compensation survey published by Radford.

The broader survey data contained information for high technology companies in our broader industry and revenue categories and was used in conjunction with the Peer Group data.
The Committee retained Radford to review our Peer Group that would apply for fiscal 2024 and industry to assess whether modifications were appropriate based on our business model, financial metrics, and appropriate competitors within our general market. Based on that review, Agilysys, Extreme Networks, Impinj, InterDigital, Napco Security Technologies, NetScout Systems and Semtech were added. CalAmp, EMCORE, Inseego, NeoPhotonics, PowerFleet, Sierra Wireless and Synchronoss Technologies were removed. The final peer group for fiscal 2024 included:
ADTRAN, Inc.	Extreme Networks
A10 Networks, Inc.	Harmonic Inc.
Agilysys	Impinji
Aviat Networks, Inc.	InterDigital
Calix, Inc.	KVH Industries, Inc.
Cambium Networks Corporation	Napco Security Technologies
Clearfield, Inc.	NetScout Systems
Comtech Telecommunications Corp.	Ribbon Communications Inc.
Dasan Zhone Solutions Inc.	Semtech

Compensation Benchmarking for Fiscal 2025 Compensation
During fiscal 2024 with respect to fiscal 2025 compensation planning, the Committee leveraged a combination of internal Digi compensation resources, prior year data from Radford, and certain information from a compensation database maintained by Radford to which we subscribe to provide a competitive analysis of the base salary, annual cash incentives and equity incentive elements and levels for our Named Executives. This analysis consisted of:
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a comparison of our compensation elements and levels against the peer group applied for fiscal 2025 to determine our overall market percentile position on each element as well as our total cash compensation and total equity compensation; and

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a comparison of our compensation elements and levels against companies in our broad technology industry category based on data obtained from an independent third-party compensation survey published by Radford.

The broader survey data contained information for high technology companies in our broader industry and revenue categories and was used in conjunction with the peer group data.
The Committee reviewed our fiscal 2025 peer group that would apply for fiscal 2025 and industry to assess whether modifications were appropriate based on our business model, financial metrics, and appropriate competitors within our general market. Based on that review, no changes were implemented to the peer group from that applied for fiscal 2025. The final peer group for fiscal 2025 therefore included:
ADTRAN, Inc.	Extreme Networks
A10 Networks, Inc.	Harmonic Inc.
Agilysys	Impinji
Aviat Networks, Inc.	InterDigital
Calix, Inc.	KVH Industries, Inc.
Cambium Networks Corporation	Napco Security Technologies
Clearfield, Inc.	NetScout Systems
Comtech Telecommunications Corp.	Ribbon Communications Inc.
Dasan Zhone Solutions Inc.	Semtech
Compensation Program Elements
Total Cash Compensation
To determine the allocation of compensation among each of our cash compensation program elements, we consider the practices of companies within our Peer Group as well as our compensation philosophy of maintaining a strong pay-for-performance environment. The portion of the Named Executive’s total cash compensation dependent on annual incentive differs by position and seeks to reward employee performance that can drive financial performance and growth while also assuring roles that oversee monitoring and managing operating risks are not encouraged to take excessive risks.
Target total cash compensation for Named Executives in fiscal 2024 was:
Name	Annual Base Salary ($)	Target Annual Cash Incentive ($)	Target Annual Cash Incentive as % of Base Salary (%)	Target Total Cash Compensation ($)
Ronald E. Konezny	566,500	623,150	110	1,189,650
James J. Loch	405,000	202,500	50	607,500
David H. Sampsell	325,000	162,500	50	487,500
Terrence G. Schneider	285,000	114,000	40	399,000
James E. Freeland	300,000	120,000	40	420,000

Base Salaries
Base salary levels reflect the Committee’s compensation philosophy of favoring compensation, as appropriate, that is contingent on the achievement of performance objectives while providing a market competitive level of salary that will allow us to attract and retain talent. This translates to base salary levels for our Named Executives that fall roughly between the 25th and 60th percentile of our Peer Group. Base salaries are reviewed annually but are not automatically increased. Adjustments are approved by the Committee based upon changes in competitive market data and the compensation determination factors listed earlier in this CD&A.
Based on economic factors of the business, our competitive market analysis for each position and the individual’s past performance, base salaries for Named Executives for fiscal 2024 were increased from 0% to 8%. The increases were determined based on our competitive market analysis for each position and each individual’s performance for fiscal 2023.
For fiscal 2025, base salaries for Named Executives were increased in amounts varying from 3% to 8%. The increases were determined based on our competitive market analysis for each position and each individual’s performance for the fiscal year.
Annual Cash Incentive Programs
Our annual cash incentive program provides Named Executives the opportunity to receive cash incentive payments depending on the degree to which we achieve or exceed annual financial goals. This incentive typically has been tied to achievement of revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”), subject to any appropriate adjustments. Starting in fiscal 2024, the incentive was also tied to the achievement of annualized recurring revenue (as described further below, ARR). The program historically has required a minimum threshold of performance to earn any payment, and a maximum payment opportunity, which remained true for fiscal 2024. Named Executives only receive payments after the end of the fiscal year following the Committee’s review and approval of our financial results.
Cash incentive plan metrics and potential cash incentive amounts are determined by the Committee based upon elements of our board-approved operating plan for that year. In some years, the metrics have included other objective measurements of quarterly or annual financial success as approved by the Committee. The annual cash incentive component pays out based on performance if the Named Executive remains employed with us for the full year. In the event the employment of a Named Executive is terminated without cause during the year, payment of any annual incentive component will be based on their employment agreement. The Committee approves plan elements and targets that they believe will support continued growth and creation of stockholder value.
The Committee also reserves the right to award discretionary cash bonuses based upon its assessment of a Named Executive’s performance and contributions.
Fiscal 2024 Cash Incentives
For fiscal 2024, the Committee established an annual cash incentive plan for Named Executives designed to incent and reward profitable growth of the Company. Performance measurements were established based on achievement of annual revenue, Adjusted EBITDA and annual recurring revenue (“ARR”) goals for the Company. Adjusted EBITDA is a non-GAAP financial measure that can be calculated from our audited financial statements by subtracting interest income net of interest expense located on our Consolidated Statements of Operations from income before income taxes and then adding depreciation of property, equipment and improvements and amortization of identifiable intangible assets and other assets, both of which are located on the Consolidated Statements of Cash Flows. Further adjustments are made by adding back non-cash stock compensation expense, restructuring and severance related charges, and certain transaction expenses, including earnout payments, incurred in connection with acquisitions, divestitures or mergers. We use this metric because the Committee believes it provides a clearer view of operations that were ongoing throughout the entire fiscal year as well as a better comparison of performance year over year. ARR represents monthly revenue recognized from all billable subscription contracts of the Company measured at the end of any fiscal month multiplied by twelve. When measured at the end of a fiscal year, ARR would be based on the monthly revenue recognized for the month of September. ARR is a key operating metric of the Company because it recurs without the need to make a new sale. This provides a stable base of revenue that typically comes with higher margins than sales not based on a subscription.
The annual cash incentive for fiscal 2024 was dependent on achievement of annual financial goals. The plan provided for payment, to the extent that goals were met for the three metrics, of an amount between 50% and 200% of target. The Committee applied threshold and target for each metric as well as the following weightings for each metric: ARR (40%), Adjusted EBITDA (30%) and annual revenue (30%). If the minimum threshold for a metric was achieved, a portion of the annual award was earned based upon the weighting of that metric. A maximum of up to 200% of the target award would have been achieved if each of the three metrics significantly exceeded the target. The Company believes that the target for each metric can be characterized as requiring strong yet attainable performance relative to the segment, while thresholds are more likely to be achieved.
The final annual incentive due was calculated based on annual results and performance against each of revenue, Adjusted EBITDA and ARR. Final payment was determined by measuring the performance of each metric against its weighting (as described above). The Named Executives’ target total cash incentive for the fiscal year was ratably measured against the weightings for each metric. If the threshold for a metric established by the Committee was not met, then no payment for that metric was made. If the goal for a metric was met then a payment equal to the target total cash incentive multiplied by the weighting for that metric was earned. If the goal for a metric was significantly exceeded then a payment up to double the target payout for that metric could have been earned. The goals for each of the revenue, Adjusted EBITDA and ARR components of the annual cash incentive plan were set and measured exclusive of the impact of any acquisitions we closed during the fiscal year. The Committee reserved authority to adjust the total incentive payout by up to 25% upwards or downwards based on individual performance, but the Committee did not exercise such discretion.
Threshold ARR and Adjusted EBITDA established by the Committee were satisfied, and eligible participants received a payment for those metrics. Threshold annual revenue established by the Committee was not satisfied and eligible participants received no payment for this metric. No metric exceeded its planned goal. Set forth below are the threshold and target performance levels along with our actual performance for fiscal 2024 (dollar amounts in millions):
Metric	Threshold ($)	Target ($)	Maximum ($)	Actual ($)	Weighting (%)	Incentive Payout (%)
Revenue	440.3	451.6	485.5	429.0	30	—
Adjusted EBITDA(a)	98.0	101.0	107.0	100.6	30	30
ARR	112.5	116.6	120.7	116.2	40	38
Total:						68

(a)
Adjusted EBITDA as used for the cash incentive plan is a non-GAAP financial measure that can be calculated from our audited financial statements. Our methodology for calculating Adjusted EBITDA is described in more detail above. We use this metric because the Committee believes it provides a clearer view of operations that were ongoing throughout the entire fiscal year as well as a better comparison of performance year over year. The Company believes that the target level goals can be characterized as requiring strong yet attainable performance relative to the segment, while threshold goals are more likely to be achieved.

Actual cash incentives earned for fiscal 2024 were:
Name	Total Target Cash Incentive ($)	Actual Cash Incentive Earned ($)	Percentage of Total Target Cash Incentive Earned (%)
Ronald E. Konezny	623,150	423,742	68
James J. Loch	202,500	137,700	68
David H. Sampsell	162,500	110,500	68
Terrence G. Schneider	114,000	77,520	68
James E. Freeland	73,770(a)	50,164	68

(a)
Mr. Freeland’s Total Target Cash Incentive represents the prorated target value based on his hire date, February 19, 2024.

A detailed analysis of our financial and operational performance is contained in the Management’s Discussion & Analysis section of our 2024 Annual Report on Form 10-K filed with the SEC.
Fiscal 2025 Cash Incentives
For fiscal 2025, the Committee has established an annual cash incentive plan for Named Executives designed to incent and reward profitable growth of the Company. Performance will be measured based on achievement of annual revenue, Adjusted EBITDA and ARR goals for the Company.
The annual cash incentive for fiscal 2025 has a provision for payment between 50% and 200% of target if annual financial goals are met. Three metrics each have a threshold, target and maximum goal with a weighting established for each metric: ARR (40%), Adjusted EBITDA (30%) and annual revenue (30%). Upon achievement of the minimum threshold for a metric a portion of the annual award will be earned based on the weighting of that metric. A maximum of up to 200% of the target can be achieved if each of the three metrics is achieved at or beyond maximum performance.
The final annual incentive due will be calculated based on annual results and performance against each of the revenue, ARR and Adjusted EBITDA goals. This final payment will be determined by multiplying the Named Executives’ target total cash incentive for the fiscal year by the multiplier based on the performance of each of these metrics. The revenue, ARR and Adjusted EBITDA components of the annual cash incentive plan all will be measured exclusive of the impact of any acquisitions activity we may complete during the fiscal year. The Committee can adjust any individual’s incentive payout by up to 25% upwards or downwards based on individual performance.
Equity Incentive Compensation
Equity incentive compensation is designed to reward demonstrated performance and leadership, motivate future superior performance that drives overall Company growth, aligns the interests of the Named Executive with our stockholders, and allows us to attract and retain talent through the long-term reward potential of this program. These awards seek to align our equity incentive compensation with market practices and support our compensation philosophy as above described. Prior to fiscal 2023 we historically provided a mix of 50% non-statutory stock options and 50% RSUs. In each of fiscal years ended September 30, 2021 (“fiscal 2021”) and 2022 our CEO received 10% of his long-term incentive value in the form of PSUs as below further described. In fiscal 2023, we removed Stock Options and increased the percentage of PSUs as a core component of Named Executive compensation. This means that beginning in fiscal 2023, Named Executives received 50% of their equity incentive grants in PSUs and 50% in RSUs. The Compensation Committee moved to grant a greater portion of equity awards in PSUs, and removed stock options for Named Executives, primarily because PSUs vest based upon the achievement of one or more operating metrics and stock options vest only based on continued employment.
Equity awards are made to Named Executives annually and on other dates that generally correspond to the Named Executive’s start date with us, promotions, or as acknowledgement for extraordinary performance. Equity award amounts historically have been based upon competitive equity compensation within our Peer Group and/or survey group along with the above listed individual factors. Existing ownership levels generally are not a factor in award determinations as we do not want to discourage Named Executives from accumulating Digi stock. However, the Committee may take into consideration a Named Executive’s previous equity awards and may approve larger awards in certain circumstances, such as to newer Named Executives with less equity by reason of their shorter tenure.
Fiscal 2024 Equity Awards
For fiscal 2024, the Committee reviewed equity and long-term incentive practices of equivalent positions within our Peer Group, and for certain positions, the practices within the broader survey group. The Committee approved equity awards with a grant date target value generally falling between the 25th and 75th percentile of reported equity and long-term incentive awards for the most recent fiscal year of companies in our Peer Group and our broad technology industry category. The selection of award size between the 25th and 75th percentile was based on the Company’s fiscal 2023 performance and the individual factors listed above, most notably, individual performance, long-term potential and retention goals. The Company delivered the equity award value 50% in RSUs and 50% in PSUs. The Company uses the six-month average market closing price of the stock as of a date on the final approval of the RSU and PSU awards, which was $32.18 per share as of November 22, 2023, multiplied by the total number of RSUs, and the target number of PSUs, to determine the value of PSU and RSU awards. Accordingly, the following RSU and PSU awards were granted to the Named Executives on November 22, 2023.
Name	Restricted Stock Units (#)	Performance Stock Units at Target (#)
Ronald E. Konezny	25,793	51,586
James J. Loch	12,431	24,862
David H. Sampsell	6,604	13,208
Terrence G. Schneider	5,050	5,050
James E. Freeland(a)	6,022	6,022

(a)
Mr. Freeland’s RSU and PSU awards were granted May 6, 2024, when he commenced employment with the Company.

The PSUs granted are eligible to vest based on achievement of ARR over a three-year performance period consisting of fiscal 2024, fiscal 2025 and the fiscal year ending September 20, 2026 (“fiscal 2026”). If ARR exceeds an established performance goal in a given fiscal year during the performance period, the PSU award will pay out one-third of the target shares for that fiscal year. If ARR exceeds the performance goal for the first two fiscal years, then the PSU award will payout out two-thirds of the target shares (after deducting any shares earned for performance in an individual fiscal year). Similarly, if ARR exceeds the performance goal for all three fiscal years, then the PSU will payout all of the target shares. The Committee established ARR performance goals in November 2023 of $114.4 million for fiscal 2024, $125.8 million for fiscal 2025, and $138.4 million for fiscal 2026.
With respect to the same PSU awards, Messrs. Konezny, Loch and Sampsell each have an opportunity receive an increased payout so long as the Company’s TSR for the three-year performance period is greater the TSR for the Russell 2000 index for the same period. If that threshold TSR is achieved, then the number of shares issued under the respective PSU will be subject to a multiplier based on the compound annual growth rate of the Company’s during the three-year performance period as follows:
Compound Annual Growth Rate	Multiplier
Less than 2.5%	None
At least 2.5% and less than 5.0%	10%
At least 5.0% and less than 7.5%	25%
At least 7.5% and less than 10.0%	50%
At least 10%	100%
If any multiplier is triggered, then all additional PSUs will become vested as of the final scheduled vesting date for the PSU awards.
Based on actual ARR of $116.2 million for fiscal 2024, the Committee certified the vesting and settlement of one-third of the target PSUs on November 4, 2024, resulting in the issuance of 8,598 shares; 4,144 shares; 2,202 shares; 1,684 shares; and 2,008 shares to each of Messrs. Konezny, Loch, Sampsell, Schneider, and Freeland, respectively. The remainder of the PSU awards are subject to performance for fiscal 2025 and fiscal 2026 and the remaining two- and three-fiscal year periods.
PSUs Granted in Fiscal 2022
As previously disclosed, during fiscal 2022, the Committee granted PSUs to Mr. Konezny that were eligible to vest based on achievement of a cumulative adjusted earnings per share (as defined below) metric measured over a three-year performance period consisting of fiscal 2022, fiscal 2023, and fiscal 2024. “Cumulative Adjusted EPS” was defined as the Company’s adjusted earnings per share as reported for the applicable period in the Company’s annual earnings releases, including adjustments as determined under U.S. Generally Accepted Accounting Principles for significant non-cash or non-recurring items such as reversals of tax reserves, discrete tax benefits, restructuring charges and reversals, intangible amortization, stock-based compensation, other non-operating income/expense, changes in fair value of contingent consideration, acquisition-related expenses and interest expense related to acquisitions.
As a result of the remaining vesting criteria during fiscal 2024, if Cumulative Adjusted EPS exceeded $1.91 for fiscal 2024, then one-third of the award would vest, if it exceeded $5.23 for all three fiscal years combined, then the PSU award was eligible to pay out the target shares (after deducting any shares already earned for performance in fiscal 2022 and fiscal 2023). Because fiscal 2024 was the final year in the three-year performance period, to the extent Cumulative Adjusted EPS exceeded the performance target for the three-year period, the PSU awards also were eligible to pay out additional shares based on linear interpolation between the goal and maximum performance, up to a maximum total payout of 200% of the target number of shares. Based on actual Cumulative Adjusted EPS of $1.99 in fiscal 2024 and $5.64 for the entire three-fiscal year performance period, the Committee certified the vesting and issuance of 4,596 shares to Mr. Konezny on November 26, 2024. With the entire three-year performance period complete, all of the remaining PSUs granted to Mr. Konezny in fiscal 2022 have expired and no further shares will be issued under the award.
PSUs Granted in Fiscal 2023
As previously disclosed, during fiscal 2023, the Committee granted PSUs to Messrs. Konezny, Loch, Sampsell and Schneider that were eligible to vest based on achievement of ARR over a three-year performance period consisting of fiscal 2023, fiscal 2024 and fiscal 2025.
For fiscal 2024, because actual ARR of $116.2 million exceeded the one-year target of $114.4 million and the prior fiscal year’s target was already satisfied in full, Committee certified the vesting and issuance of out one-third of the target shares. Accordingly, Messrs. Konezny, Loch, Sampsell and Schneider received payouts of 7,784 shares; 3,892 shares; 1,816 shares; and 1,557 shares, respectively, on November 4, 2024. The remainder of the PSU awards are subject to performance for fiscal 2025 and the remaining three-fiscal year period.
Perquisites
We do not provide our Named Executives with perquisites and benefits over and above the benefits that are available to all regular full-time employees, except for a $500,000 supplemental life insurance policy.
Employment Agreements
We have entered into employment agreements with our Named Executives to align their interests with stockholders and attract and retain executives by providing contractual arrangements that address the consequences of significant organization changes.
Ronald E. Konezny.   We and Mr. Konezny are parties to an employment agreement dated November 26, 2014. The agreement entitled Mr. Konezny to an initial annual base salary, subject to review at least annually, and eligible for decrease only in connection with a uniform reduction affecting all of our senior executives proportionately, and participation in the Company’s annual cash incentive plan. The agreement also provides that if we terminate his employment without cause he will receive, subject to his execution of a release of claims: (1) severance pay at a rate equal to his base salary for a period of twelve months following termination, paid in installments on regular payroll dates during that period, (2) if Mr. Konezny is eligible for, and takes all steps necessary to continue his group health insurance coverage, we shall pay for the portion of the premium costs for such coverage that the Company pays for then active employees of the Company, at the same level of coverage that was in effect as of the termination date of his employment, for a period of 12 months thereafter, and (3) a pro rata portion of any bonus that would have been payable to him for the fiscal year during which his employment terminated, based on actual results against the annual objectives set by the Committee. Under the employment agreement, Mr. Konezny is entitled to a cash annual incentive bonus, provided that objectives set by the Committee are met. If some or all of the objectives are not met for a fiscal year, then the Committee shall determine the actual bonus earned based on actual performance against plan as determined through Mr. Konezny’s annual cash incentive plan. If the objectives set by the Committee for a cash performance bonus are exceeded for a fiscal year, the Committee may, in its discretion, award Mr. Konezny a bonus in addition to any other bonus to which he is otherwise entitled.
James J. Loch.   We and Mr. Loch are parties to a letter agreement dated May 1, 2019. The agreement provides for an initial base salary and participation in the Company’s annual cash incentive plan. Under this agreement, if Mr. Loch’s employment is terminated by us without cause at any time, he will be entitled to receive, subject to his execution of a release of claims, severance equal to twelve months’ base salary paid as a lump sum and a bonus that will be based on the number of months of service during the fiscal year in which his employment was terminated and our actual performance against any established performance objectives under our annual cash incentive compensation plan.
The letter agreement provided for two equity awards in connection with the commencement of Mr. Loch’s employment. On August 13, 2019, he received an option to purchase 100,000 shares of our common stock, which vested as to 25% of the shares on the first anniversary of the grant date and in 36 substantially equal monthly installments thereafter, with a term of seven years. He also received an RSU award in the amount of 53,663 shares of our common stock, which vested as to 25% of the shares on each of the first four anniversaries of the grant date. Both awards will vest as to all shares if his employment is terminated without cause or terminates for good reason within one year following a change in control.
David H. Sampsell.   We and Mr. Sampsell are parties to a letter agreement dated April 8, 2011. The agreement provides for an initial base salary and participation in the Company’s annual cash incentive plan. The letter agreement provides that if Mr. Sampsell’s employment is terminated by us without cause at any time, he will be entitled to receive, subject to his execution of a release of claims, severance equal to six months’ base salary paid as a lump sum and a bonus that will be based on the number of months of service during the fiscal year in which his employment was terminated and our actual performance against any established performance objectives under our annual cash incentive compensation plan.
Terrence G. Schneider.   We and Mr. Schneider are parties to a letter agreement dated May 9, 2016 and amended May 23, 2016. The letter agreement provides that if Mr. Schneider’s employment is terminated by us without cause at any time, he will be entitled to receive severance equal to six months’ base salary paid as a lump sum and a bonus that will be based on the number of months of service during the fiscal year in which his employment was terminated and our actual performance against any established performance objectives under our annual cash incentive compensation plan.
James E. Freeland.   We and Mr. Freeland are parties to a letter agreement dated January 29, 2024. The agreement provides for an initial base salary and participation in the Company’s annual cash incentive plan. The agreement also provides for an equity award in connection with the commencement of Mr. Freeland’s employment in an award grant value of $330,000, split between Performance Stock Units and Restricted Stock Units. The letter agreement provides that if Mr. Freeland’s employment is terminated by us without cause at any time, he will be entitled to receive severance equal to six months’ base salary paid in a lump sum and a bonus based on the number of months of service in the fiscal year in which his employment was terminated and our actual performance against any established performance objectives under our annual cash incentive compensation plan.
Assessing Risk in our Executive Compensation Program
The Committee believes it has implemented an executive compensation program that provides our Named Executives with incentives to drive business and financial results, but not in a manner that encourages excessive or unnecessary risk-taking behaviors. This is demonstrated by the following design features:
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having base salaries that are competitive;

•
utilizing a rigorous process to establish annual financial performance metrics for our cash incentive plan that are challenging but achievable;

•
for our annual cash incentives, utilizing more than one financial metric to determine payment under the plan. This assures Named Executives are not focused on limited aspects of business performance; and

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providing Named Executives with an opportunity for an annual equity award that vests over a period of three to four years. This equity accumulation opportunity incents Named Executives to take actions that promote longer term sustainability of our business.

Compensation Governance Policies
Grants of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We do not have any formal policy that requires us to grant, or avoid granting, equity-based compensation to our executive officers at certain times. Consistent with our annual compensation cycle, the Compensation Committee typically grants annual equity awards to our executive officers in November of each year. The approximate dates for these awards are typically known more than a year in advance on a fairly consistent cadence year over year. While the 2021 Plan provides for the issuance of stock options and stock appreciation rights, among other awards, we have not awarded stock options or stock appreciation rights to our executive officers since 2021.
The timing of any equity grants to executive officers in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date).
As a result, in all cases, the timing of grants of equity awards, including stock options, occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation.
Clawback Policy
We adopted a new clawback policy in compliance with Rule 10D-1 of the Exchange Act, the SEC regulations promulgated thereunder, and Nasdaq listing rules. Under the policy, the Company is required to recover from covered executive officers on a reasonably prompt basis the amount of any erroneously awarded incentive-based compensation resulting from an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. The policy applies to incentive-based compensation received by covered executive officers on or after October 2, 2023.
The Company’s prior clawback policy, which still applies to cash incentive awards and performance-based equity incentive awards received by covered executive officers prior to October 2, 2023, allows recoupment or repayment of any portion of such incentive payments to the extent we materially restated our consolidated financial statements because of our Company’s material noncompliance with applicable financial reporting requirements. In addition, under the prior clawback policy, if it is determined that any executive officer engaged in intentional misconduct or gross negligence that caused or contributed to the need for the restatement, then such executive officer must repay the entire amount of any incentive payment net of taxes paid or payable with respect to the forfeited payment.
Stock Ownership Guidelines
We maintain stock ownership guidelines because the Board believes that it is in the best interest of the Company and our stockholders for non-employee directors and executive officers to have an equity interest in the Company in order to align their financial interests with those of our stockholders. Our Compensation Committee is responsible for monitoring the application of these guidelines.
The guidelines specify that each non- employee director and executive officer is expected to own shares of our common stock with a value at least equal to the amount shown in the following schedule:

Leadership Position	Value of Shares
Non-employee Director	1.5 × annual Board retainer (excluding any Board committee retainer)
Chief Executive Officer	1.5 × annual base salary
Executive Vice Presidents and Senior Vice Presidents appointed by the Board	0.5 × annual base salary
The guidelines were adopted in 2014. A covered individual has five years from the date he or she becomes subject to these guidelines (or any heightened ownership level under these guidelines) to achieve compliance with the applicable target value. Shares are counted toward the target value by including fully-vested outstanding shares of which the covered person is deemed to be the “beneficial owner” (pursuant to Section 16 under the Exchange Act) and by including shares subject to a stock option or stock appreciation right to the extent that the award is vested as to those shares and the award is “in-the-money” (i.e., the closing price of a share of the Company’s stock on the determination date exceeds the exercise price) . Shares subject to a performance-based compensatory equity-based award of any kind that has not yet vested and shares subject to an RSU that has not yet vested are not counted.
The value of the shareholdings of a covered individual is based on the greater of (i) the closing price of a share of the Company’s common stock as of the most recent fiscal year end, or (ii) the “acquisition value” of the shares (the purchase price, if acquired in a market or other arm’s-length transaction, or its fair market value at the time the receipt of the share was taxable or the share was received in a gift transaction).
As of September 30, 2024, all non-employee directors and executive officers were either in compliance with the stock ownership guidelines or had made progress toward achieving the stock ownership guidelines within the five-year period before the guidelines become effective for them.
Tax Considerations
While the Committee is mindful of the benefit to us of the deductibility of compensation, the Committee continues to believe that stockholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted, even though some compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expenses to the Company. The Committee’s ability to continue to provide a competitive compensation package to attract, motivate and retain the Company’s most senior executives is considered critical to the Company’s success and to advancing the interests of its stockholders.
Section 162(m) of the Internal Revenue Code (the “Code”) generally places a $1 million limit on the amount of compensation that a publicly-held company can deduct in any tax year on compensation paid to “covered employees.” In the past, performance-based compensation paid to “covered employees,” such as annual cash incentives and performance-based equity awards, was generally excluded from this $1 million deduction limit. As a result of changes in U.S. tax law, this previously-available exclusion for performance-based compensation is generally no longer available. The changes in U.S. tax law also expanded the definition of “covered employees” to include any person who served as chief executive officer or chief financial officer at any time, as well as any person who was ever identified as a covered employee in 2017 or any subsequent year.
Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Code Section 4999 imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Code Section 280G based on the executive’s prior compensation. We do not provide tax gross-ups on income that is deemed made in connection with a change in control.

Section 409A of the Internal Revenue Code also affects the payments of certain types of deferred compensation and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee’s income, as well as a 20% penalty and interest.
Report of the Compensation Committee
The Compensation Committee has reviewed the above Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in Digi’s Annual Report on Form 10-K for the year ended September 30, 2024 and this proxy statement. This report is provided by the following independent directors, who comprise the Compensation Committee:
Christopher D. Heim (Chair)
Satbir Khanuja, Ph.D.
Hatem H. Naguib

Summary Compensation Table
The following summarizes the compensation for the fiscal years noted for the individuals who served at any time during our fiscal 2024 as Chief Executive Officer or Chief Financial Officer as well as our other three most highly compensated officers for fiscal 2024 (whom we have referred to in the CD&A and here as the “Named Executives”).
Name and Principal Position	Fiscal Year	Salary(a) ($)	Stock Awards(b) ($)	Option Awards(c) ($)	Non-Equity Incentive Plan Compensation(d) ($)	All Other Compensation(e) ($)	Total ($)
Ronald E. Konezny President and Chief Executive Officer	2024	563,962	1,902,750	—	423,742	14,575	2,905,029
	2023	542,308	6,914,355	—	1,210,000	13,975	8,680,638
	2022	515,385	843,607	584,911	1,100,000	12,975	3,056,878
James J. Loch Executive Vice President, Chief Financial Officer and Treasurer	2024	400,385	917,035	—	137,700	15,133	1,470,253
	2023	371,154	1,830,838	—	375,000	13,979	2,590,972
	2022	358,654	332,789	324,954	350,000	13,879	1,380,276
David H. Sampsell Executive Vice President of Corporate Development, General Counsel and Corporate Secretary	2024	323,462	487,177	—	110,500	13,530	934,669
	2023	312,692	1,071,269	—	315,000	10,360	1,709,322
	2022	308,654	153,595	149,984	300,000	8,976	921,209
Terrence G. Schneider Senior Vice President, Supply Chain Management	2024	283,462	248,359	—	77,520	8,966	618,307
	2023	272,692	379,846	—	220,000	9,582	882,120
	2022	268,077	127,996	124,988	208,000	8,720	737,781
James E. Freeland(f) Senior Vice President, Chief Information Officer	2024	184,615	325,308	—	50,164	6,923	567,010

(a)
The “Salary” column presents the pre tax base salary earned during the fiscal year.

(b)
The “Stock Awards” column presents the grant date fair value of RSUs and PSUs granted in the respective fiscal year as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation (“ASC 718”). Accordingly, the grant date fair value of RSUs was determined by multiplying the number of RSUs by the closing stock price on the date of grant. The grant date fair values of PSUS are based on the outcome of the performance conditions at the target payout under each award. Assuming achievement of the maximum 200% of target performance, the value of the PSU awards for fiscal 2024 would be: Mr. Konezny, $1,268,499.74; Mr. Loch, $611,356.58; Mr. Sampsell, $324,784.72; Mr. Schneider, $124,179.50; and Mr. Freeland, $162,654.22. Assumptions used in the calculation of the amounts reported in this column are included in Note 11 to the financial statements included in our Annual Report on Form 10-K for fiscal 2023. For a description of the vesting terms of the stock awards, see the narrative disclosure under “Grants of Plan Based Awards” on page 33.

(c)
The “Option Awards” column presents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with ASC 718. The fair value of each stock option award is estimated on the date of grant using a Black-Scholes option valuation model. We calculated these amounts based on the grant date fair value of the awards using the valuation assumptions set forth in Note 14 to our fiscal 2023 audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

(d)
The “Non-Equity Incentive Plan Compensation” column presents cash bonuses earned under our annual cash incentive plans for fiscal 2024, 2023, and 2022.

(e)
Amounts shown in the “All Other Compensation” column for fiscal 2024 include:

Name	Year	Digi Contribution to 401(k) Plan ($)	Value of Supplemental Life Insurance Premiums ($)	Severance ($)	Total ($)
Ronald E. Konezny	2024	13,800	775	—	14,575
James J. Loch	2024	14,123	1,010	—	15,133
David H. Sampsell	2024	12,862	668	—	13,530
Terrence G. Schneider	2024	7,846	1,120	—	8,966
James E. Freeland	2024	6,923	—	—	6,923

(f)
Mr. Freeland joined our Company in February 2024.

Grants of Plan-Based Awards for Fiscal 2024
For services during fiscal 2024, the Named Executives received three types of plan-based awards: (1) cash-based awards under the annual incentive plan, (2) RSU awards granted on November 22, 2023, and (3) PSU awards granted on November 22, 2023. James E. Freeland joined the Company on February 18, 2024 and was granted RSU and PSU awards in connection with his employment.
Except as indicated in footnote 3 to the table below, each RSU vests in four substantially equal increments of 25% per year on the anniversary of the grant date. The annual cash incentive plan for fiscal 2024 is described beginning on page 23 and throughout the CD&A.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)		All Other Stock Awards: Number of Shares of Stock or Units(c) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards(d) ($/Sh)	Grant Date Fair Value of Option and Stock Awards(e) ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Ronald E. Konezny	AIP		311,575	623,150	1,246,300
	RSU	11/22/2023						25,793(f)			634,250
	PSU	11/22/2023				25,793	51,586				1,268,500
James J. Loch	AIP		101,250	202,500	405,000
	RSU	11/22/2023						12,431(f)			305,678
	PSU	11/22/2023				12,431	24,862				611,357
David H. Sampsell	AIP		81,250	162,500	325,000
	RSU	11/22/2023						6,604(f)			162,392
	PSU	11/22/2023				6,604	13,208				324,785
Terrence G. Schneider	AIP		57,000	114,000	228,000
	RSU	11/22/2023						5,050(f)			124,180
	PSU	11/22/2023				5,050	5,050				124,180
James E. Freeland	AIP		36,885	73,770	147,540
	RSU	5/6/2024						6,022(f)			162,654
	PSU	5/6/2024				6,022	6,022				162,654

AIP=Annual incentive plan for fiscal 2024
RSU=Restricted stock unit award
PSU=Performance stock unit award.
(a)
These columns present possible payments under the annual cash incentive plan for fiscal 2024. See the Summary Compensation Table for fiscal 2024 (under the column “Non Equity Incentive Plan Compensation”) for the actual amount paid to each Named Executive under the annual cash incentive plan. Threshold refers to the minimum amount payable upon achievement of the minimum performance levels required to earn any payment. Target refers to the amount payable if specified targets were reached. Maximum refers to the maximum payout possible under the plan.

(b)
These columns present potential issuances of shares of common stock in settlement of performance stock unit awards granted under the 2021 Plan in fiscal 2024 and having a three-year performance period spanning fiscal 2024, fiscal 2025, and fiscal 2026. The number of shares to be issued is based on the degree to which we achieved specified ARR for each covered fiscal year, subject to a potential multiplier based on a threshold TSR and revenue CAGR over the three-fiscal year performance period. See “Equity Incentive Compensation” in the CD&A for the performance goals.

(c)
The RSUs reflected in this column are subject to accelerated vesting if the award is not assumed or replaced in connection with a change in control, or if the award is so assumed or replaced, if the Named Executive’s employment is terminated without cause by the successor or for good reason by the Named Executive within 12 months following a change in control.

(d)
The exercise price for the options granted is the closing price of our common stock on the Nasdaq Global Select Market on the date of grant.

(e)
This column shows the full grant date fair value under authoritative guidance issued by ASC 718 of the stock options, RSUs and PSUs on the date of grant.

(f)
Scheduled to vest as to 25% of the shares on the first anniversary of the date of grant and thereafter in 36 monthly installments unless earlier accelerated or terminated pursuant to their terms.

Outstanding Equity Awards at Fiscal 2024 Year-End
The table below provides information on each Named Executive’s outstanding equity awards as of September 30, 2024. The equity awards consist of stock options, RSUs and PSUs. The market value of each share underlying an RSU and PSU that had not vested equaled $27.53, which was the closing price of our common stock on September 30, 2024 (the last trading day of the fiscal year).
		Option Awards(a)				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested(b) (#)	Market Value of Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)
Ronald E. Konezny	11/22/2023					19,344	$532,540	42,988(c)	$1,183,460
	11/29/2022					11,675	$321,413	31,134(d)	$857,119
	11/30/2021	45,491	15,163	$21.53	11/30/2028	6,955	$191,471
	11/24/2020	76,585	—	$16.75	11/24/2027		$—
	11/27/2019	133,333	—	$17.94	11/27/2026
	11/20/2018	125,000	—	$11.87	11/20/2025
James J. Loch	11/22/2023					9,323	$256,662	20,718(c)	$570,367
	11/29/2022					15,838	$436,020	15,568(d)	$428,587
	11/30/2021	25,273	8,424	$21.53	11/30/2028	3,864	$106,376
	11/24/2020	35,456	—	$16.75	11/24/2027
	11/27/2019	38,889	—	$17.94	11/27/2026
	8/13/2019	100,000	—	$13.76	8/13/2026
David H. Sampsell	11/22/2023					4,953	$136,356	11,006	$302,995
	11/29/2022					12,724	$350,292	7,265(d)	$200,005
	11/30/2021	5,184	3,888	$21.53	11/30/2028	2,783	$76,616
	11/24/2020	4,727	—	$16.75	11/24/2027
	11/27/2019	22,222	—	$17.94	11/27/2026
	11/20/2018	18,750	—	$11.87	11/20/2025
Terrence G. Schneider	11/22/2023					3,787	$104,256	3,366(c)	$92,666
	11/29/2022					2,335	$64,283	1,557(d)	$42,864
	11/30/2021	9,721	3,240	$21.53	11/30/2028	1,486	$40,910
	11/24/2020	14,182	—	$16.75	11/24/2027
	11/27/2019	16,667	—	$17.94	11/27/2026
	11/20/2018	12,500	—	$11.23	11/20/2025
James E. Freeland	5/6/2024					6,022	$165,786	4,014	$110,505

(a)
Unless otherwise noted, all options are scheduled to vest as of 25% of the shares on the first anniversary of the date of grant and thereafter in 36 equal monthly installments unless earlier accelerated or terminated pursuant to their terms.

(b)
Unless otherwise noted, all RSUs are scheduled to vest as to 25% of the shares on each annual four anniversary of the date of grant unless earlier accelerated or terminated pursuant to their terms.

(c)
Represents shares underlying PSUs eligible to vest based on achievement of ARR over a three-fiscal year performance period consisting of fiscal 2024, fiscal 2025 and fiscal 2026. 50% of the shares underlying PSUs held by Messrs. Konezny, Loch, and Sampsell are eligible to vest based on achievement of Relative TSR target during the performance period. See “Fiscal 2024 Equity Awards” starting on page 25 above for additional detail regarding the vesting conditions and timing.

(d)
Represents shares underlying PSUs eligible to vest based on achievement of ARR over a three-year performance period consisting of fiscal 2023, fiscal 2024 and fiscal 2025. 50% of the shares underlying PSUs held by Messrs. Konezny, Loch, and Sampsell are eligible to vest based on achievement of Relative TSR target during the performance period.

Options Exercised and Stock Vested During Fiscal 2024
The table below provides information regarding stock option exercises, RSUs and PSUs vested by the Named Executives during the fiscal year ended September 30, 2024. None of the Named Executives exercised any options or had any other form of stock award that vested during fiscal 2024.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(a) ($)
Ronald E. Konezny	75,074	2,314,079
James J. Loch	22,489	713,834
David H. Sampsell	10,638	336,866
Terrence G. Schneider	8,982	284,973
James E. Freeland	2,008	58,915

(a)
Represents the number of shares vested multiplied by the market value of the shares on the date they were vested.

Potential Payments Upon Termination or Change in Control
As described above in the CD&A, we have entered into employment agreements and letter agreements with our Named Executives providing for severance benefits.
In addition, in certain circumstances, we may enter into separate transition or severance agreements with Named Executives to facilitate the orderly transition of their responsibilities upon their departure from the Company in a manner that is least disruptive to our organization. When entering into these agreements, the Committee considers market terms for these benefits, although the actual agreements are individually negotiated based on the circumstances of the executive being employed or retained. We have not entered into any new arrangements in fiscal 2024 with any of our Named Executives.
The table that follows provides the estimated additional payments and benefits that would be provided to our Named Executives or their beneficiaries under the employment agreements and equity compensation plans described above under various scenarios involving a termination of employment and/or a change in control, and assuming that the event(s) occurred on September 30, 2024. For these purposes, “cause” generally refers to acts by an executive that result in a felony conviction, willful non-performance of material employment duties, or willfully engaging in fraud or gross misconduct that is materially detrimental to our financial interests.
Compensation Element	Involuntary Termination Without Cause ($)	Death or Disability (Single Trigger) ($)	Change in Control (Double Trigger)(a) ($)
Severance(b)
Ronald E. Konezny	566,500		566,500
James J. Loch	405,000		405,000
Terrence G. Schneider	142,500		142,500
David H. Sampsell	162,500		162,500
James E. Freeland	150,000		150,000
Medical Benefit Continuation
Ronald E. Konezny	29,516		29,516
Pro Rata Bonus(c)
Ronald E. Konezny	423,742		423,742
James J. Loch	137,700		137,700
Terrence G. Schneider	77,520		77,520

Compensation Element	Involuntary Termination Without Cause ($)	Death or Disability (Single Trigger) ($)	Change in Control (Double Trigger)(a) ($)
David H. Sampsell	110,500		110,500
James E. Freeland	50,164		50,164
Accelerated Stock Optons(d)
Ronald E. Konezny		326,459	326,459
James J. Loch		181,369	181,369
Terrence G. Schneider		83,709	83,709
David H. Sampsell		69,757	69,757
James E. Freeland		—	—
Restricted Stock Units(e)
Ronald E. Konezny			1,045,424
James J. Loch			799,058
Terrence G. Schneider			209,448
David H. Sampsell			563,264
James E. Freeland			165,786
Performance Stock Units(f)
Ronald E. Konezny			2,040,579
James J. Loch			998,954
Terrence G. Schneider			135,530
David H. Sampsell			503,001
James E. Freeland			110,505
Total
Ronald E. Konezny	1,019,758	326,459	4,432,220
James J. Loch	542,700	181,369	2,522,081
Terrence G. Schneider	220,020	83,709	648,707
David H. Sampsell	696,742	69,757	1,832,764
James E. Freeland	277,684	—	553,975

(a)
Represents payments upon termination without cause or for good reason within 12 months following a change in control.

(b)
Severance arrangements generally provide Messrs. Konezny and Loch with one year of base salary and all others with six months of base salary.

(c)
Pro rata bonus is based on the number of months that the individual was employed during the year in which his employment was terminated and our actual performance against the annual objectives set by the Committee. For purposes of this presentation, since the assumed date of termination was September 30, 2024, the bonus amount shown for all executives is the actual cash incentive earned for all of fiscal 2024.

(d)
Amounts represent the intrinsic value of stock option awards as of September 30, 2024 for which the vesting was accelerated due to death or disability. The value entered is based on the difference between $27.53, the closing price of our Common Stock on September 30, 2024 (the last trading day of the fiscal year), and the option exercise price.

(e)
Amounts represent value of unvested RSUs using closing price of $27.53 of our Common Stock on September 30, 2024 (the last trading day of the fiscal year).

(f)
Amounts represent value of unvested PSUs at maximum level using closing price of $27.53 of our Common Stock on September 30, 2024 (the last trading day of the fiscal year).

CEO Pay Ratio
For fiscal 2024, the annual total compensation for our Chief Executive Officer was $2,905,029, as reflected in the Summary Compensation Table appearing on page 32 above. We estimate that the median employee’s annual total compensation was $115,311 for fiscal 2024. This comparison results in a CEO Pay Ratio of 25:1.

This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K promulgated under the Exchange Act and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.
As of September 30, 2024, our employee population consisted of approximately 617 U.S. employees and 191 non-U.S. employees. As a result, our median employee was selected from an adjusted employee population of 807 employees (excluding our Chief Executive Officer).
To identify a median employee among our adjusted employee population (excluding our Chief Executive Officer) employed on September 30, 2024, we used a compensation measure that included base pay received during fiscal 2024 (on an annualized basis for permanent employees employed for less than the full fiscal year) plus actual bonuses and commissions earned and the aggregate grant date fair value of equity-based awards determined in a manner consistent with the Summary Compensation Table. To improve comparability, we did not include overtime wages in our compensation measure. Using this compensation measure, we selected the individual at the median of our employee population and then determined that individual’s annual total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as shown above.

PAY VERSUS PERFORMANCE
The following table sets forth additional compensation information of our PEO and our other Named Executives (averaged) along with our TSR, peer group TSR, Net Income and Adjusted EBITDA during each of fiscal 2021, fiscal 2022, fiscal 2023 and fiscal 2024. This information is disclosed per the requirements of Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K.
	Summary Compensation Table Total for PEO(a)(b) ($)	Compensation Actually Paid to PEO(a)(b) ($)	Average Summary Compensation Table for Other NEOs(a)(b) ($)	Average Compensation Actually Paid to Other NEOs(a)(b) ($)	Value of Initial Fixed $100 Investment Based On:
					Total Shareholder Return(d) ($)	Peer Group Total Shareholder Return(d)(e) ($)	Net Income ($)	Adjusted EBITDA(c) ($)
2024	2,905,029	2,853,351	897,560	907,647	176	121	22,505,000	98,110,000
2023	8,680,638	5,157,171	1,565,302	910,236	196	98	24,770,000	96,500,000
2022	3,056,878	7,194,627	555,704	890,973	221	80	19,383,000	79,415,000
2021	2,427,405	4,322,591	765,929	1,010,845	135	110	10,366,000	48,261,000

(a)
Our PEO and Other Named Executives for each reported fiscal year were:

Year	PEO	Other NEOs
2024	Ronald E. Konezny	James J. Loch, David H. Sampsell, Terrence G. Schneider, and James E. Freeland
2023	Ronald E. Konezny	James J. Loch, David H. Sampsell, Terrence G. Schneider, and Radha R. Chavali
2022	Ronald E. Konezny	James J. Loch, David H. Sampsell, Terrence G. Schneider, Radha R. Chavali, Tracy L. Roberts, and Kevin C. Riley
2021	Ronald E. Konezny	James J. Loch, David H. Sampsell, Tracy L. Roberts, Kevin C. Riley, and Michael A. Ueland

(b)
SEC rules require certain adjustments be made to the Summary Compensation Table (“SCT”) totals to determine “compensation actually paid” (“CAP”) as reported in the Pay Versus Performance table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. A reconciliation of the SCT totals to CAP to our PEO and our Other NEOs (as an average) is shown below:

	2024		2023		2022		2021
Adjustments(1)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)
Total Compensation from SCT	2,905,029	897,560	8,680,638	1,565,302	3,056,878	555,704	2,427,405	765,929
Adjustments for stock and option awards:
Subtract SCT amounts of stock and option awards	(1,902,750)	(494,470)	(6,914,355)	(947,441)	(1,428,595)	(236,131)	(1,640,833)	(333,403)
Add fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	2,130,244	545,431	4,591,431	621,982	2,701,902	453,599	2,022,626	459,553

	2024		2023		2022		2021
Adjustments(1)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)	PEO ($)	Average of Other NEOs ($)
+/- The difference between fair value of awards from the end of the prior fiscal year to the end of the covered fiscal year for awards granted in any prior fiscal year that are outstanding and unvested at the end of the covered fiscal year	(128,919)	4,011	(1,203,605)	(187,270)	2,990,479	331,887	1,231,195	216,009
+/- The change in fair value from the end of the prior fiscal year to the vesting date for awards granted in any prior fiscal year which vested during the covered fiscal year	(150,253)	(44,886)	3,063	(142,337)	(126,037)	(22,899)	282,198	24,813
Subtract fair value at end of prior fiscal year for awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year	—	—	—	—	—	(191,187)	—	(122,056)
Compensation Actually Paid (as calculated)	2,853,351	907,647	5,157,171	910,236	7,194,627	890,973	4,322,591	1,010,845

(1)
Rows reporting the following adjustments were omitted from this table because they were not applicable: (i) aggregate change in the actuarial present value of accumulated benefits under all defined benefit and pension plans reported in the SCT; (ii) service cost; (iii) prior service cost; and (iv) dividends or other earnings paid on stock or option awards in the covered fiscal year prior to vesting if not otherwise included in the fair value of the award or the SCT total compensation for the covered fiscal year.

(c)
Our company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we use to link CAP to our NEOs for fiscal 2024 to our Company’s performance, is Adjusted EBITDA. Adjusted EBITDA is EBITDA adjusted for stock-based compensation expense, acquisition-related expenses, restructuring charges and reversals and changes in fair value of contingent consideration is useful to investors to evaluate our core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the consolidated statements of operation.

(d)
Total shareholder return is calculated based on a fixed investment of one hundred dollars measured from the market close on September 30, 2020 (the last trading day of fiscal 2020) through and including the end of each fiscal year reported in the table.

(e)
Our peer group used for the TSR calculation is the Nasdaq Telecommunications Index, which is the same “peer index” used in the performance graph appearing in our annual report on Form 10-K.

Relationship Between Pay and Performance
The charts shown below present a graphical comparison of CAP to our PEO and the average CAP to our Other NEOs set forth in the Pay Versus Performance table above, as compared against the following performance measures: our (1) TSR, (2) peer group TSR, (3) Net Income, and (4) Adjusted EBITDA. The charts also provide a comparison of our TSR to the peer group TSR for the covered period.

(1)
TSR in the above chart, in the case of both the Company and our Peer Group, reflects the cumulative return of $100 as if invested on September 30, 2020, including reinvestment of any dividends.

Tabular List of Important Financial Performance Measures
Listed below are five financial performance measures Digi believes are the most important ones we use to link the compensation actually paid to our Named Executives to our performance:

Adjusted EBITDA
ARR
Relative TSR
Net Income
Revenue

COMPENSATION OF DIRECTORS
The fiscal 2024 director compensation program provided non-employee directors with a combination of cash and RSUs that resulted in an annual aggregate value ranging from approximately $181,000 to $226,000 per director depending on committee service in fiscal 2024.
The Compensation Committee conducts periodic competitive reviews of the compensation plan for non-employee directors. For fiscal 2024, the Committee reviewed a competitive analysis of director compensation as compared to our Peer Group. This analysis provided details on total compensation levels and committee service fees for directors in our Peer Group as well as the allocation of compensation between cash and equity. Our director compensation program was determined to be in the 25th through 50th percentile relative to the Peer Group. In response, cash retainers for service as a non-employee board member as well as for service as Audit Committee Chair, Compensation Committee Chair, Audit Committee Member and Compensation Committee Member were increased. The director compensation plan continues to provide an annual equity award, in the form of RSUs, with a target value of $120,000. This award is approved at the regularly scheduled meeting of the Compensation Committee immediately prior to the annual meeting of stockholders and granted after the public announcement of first fiscal quarter financial results. These RSUs are scheduled to vest in full on the date immediately preceding our next annual meeting of stockholders, which is historically approximately one year after the date of grant. In addition, a newly elected director is expected to be awarded a one-time RSU award valued at $125,000 in connection with their appointment or initial election. These RSUs vest 50% after one year and 100% after two years from date of award.
The following table describes compensation arrangements with our non-employee directors effective for fiscal 2024:
Compensation Element	Amount Payable
Annual Cash Retainers(a)
• Board Member	$50,000
• Audit Committee Chair	$20,000
• Compensation Committee Chair	$15,000
• Nominating & Governance Committee Chair	$10,000
• Non-Executive Chairperson	$40,000
• Audit Committee Member	$10,000
• Compensation Committee Member	$6,000
• Nominating & Governance Committee Member	$5,000
Annual Equity Award(b)(c)	$120,000
New Director Equity Award(c)	$125,000

(a)
Retainers are paid in quarterly installments each representing 25% of total annual retainer amount.

(b)
An annual RSU equity award is provided to each non-employee director on or near the date of the annual meeting of stockholders and each such award becomes fully vested after one year. The amount of the annual equity award indicated in the table represents the target valuation of the equity award.

(c)
For fiscal 2024, the actual number of shares underlying the RSUs awarded was determined by dividing the targeted RSU award value by $26.68, which represented the average closing price of our common stock during the six months preceding February 5, 2024, the date the awards were granted.

Director Compensation for Fiscal 2024
The table below summarizes compensation provided to non-employee directors for services provided during fiscal 2024.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(a)(b) ($)	Total ($)
Christopher D. Heim	75,000	128,283	203,283
Satbir Khanuja, Ph.D.	106,000	128,283	234,283
Spiro C. Lazarakis	75,000	128,283	203,283
Hatem Naguib	61,000	128,283	189,283
Sally J. Smith	70,000	128,283	198,283

(a)
The “Stock Awards” column presents the aggregate grant date fair value of RSUs granted to each non-employee director during fiscal 2024 as computed in accordance with ASC 718. The fair value of each RSU was considered to be the closing price of the Company’s common stock on the date the RSU was granted.

(b)
Information regarding the RSUs granted to the non-employee directors during fiscal 2024 and their aggregate RSUs outstanding at September 30, 2024, is contained in the following table:

Name	Grant Date	Number of RSUs Awarded (#)	Grant Date Fair Value of RSUs(A) ($)	Total Number of RSUs Outstanding (#)
Christopher D. Heim	2/5/2024	4,498	128,283	4,498
Satbir Khanuja, Ph.D.	2/5/2024	4,498	128,283	4,498
Spiro C. Lazarakis	2/5/2024	4,498	128,283	4,498
Hatem Naguib	2/5/2024	4,498	128,283	4,498
Sally J. Smith	2/5/2024	4,498	128,283	4,498

(A)
This column shows full grant date fair value under authoritative guidance issued by ASC 718 of the RSUs granted to non-employee directors in fiscal 2024.

RELATED PERSON TRANSACTION APPROVAL POLICY
The Board has adopted a written policy (the “Related Person Transaction Approval Policy”) regarding transactions with any “Related Person,” which is defined to include any of our directors or nominees for directors, executive officers and greater than five percent stockholders and any of their respective immediate family members. In accordance with the policy, the Audit Committee is responsible for the review and approval or ratification of all transactions with Related Persons that are required to be disclosed under the rules of the SEC.
The Related Person Transaction Approval Policy covers “Related Person Transactions” (as defined below) between us and any Related Person. Related Person Transactions include any transactions, arrangements or relationships involving the payment of money or other value involving us and in which a Related Person has a direct or indirect interest. A Related Person Transaction does not include:
•
payments of compensation to the Related Person for his or her service to us as a director, officer or employee;

•
transactions available to all employees or all stockholders on the same terms; or

•
transactions, which when aggregated with the amount of all other transactions between us and the Related Person or any entity in which the Related Person has an interest, involve less than $120,000 in a fiscal year.

The Audit Committee must approve a Related Person Transaction prior to commencement of the transaction, except where the transaction is identified after it has commenced or first becomes a Related Person Transaction, in which case the Related Person Transaction will be brought before the Audit Committee for ratification. Our executives are responsible for disclosing all material information pertaining to any Related Person Transaction to the Audit Committee prior to entering into the transaction. The Audit Committee Chairperson has been granted the authority to approve transactions that arise between Audit Committee meetings provided that any actions taken by the Chairperson pursuant to such authority must be reported to the Audit Committee at its next regularly scheduled meeting.
While the Audit Committee is permitted to use any factors it deems appropriate in determining whether to approve a Related Person Transaction, the Related Person Transaction Approval Policy requires the Audit Committee, at a minimum, to consider:
•
the fairness of the terms to us;

•
materiality of the transaction to us;

•
the role of the Related Person in arranging the Related Person Transaction;

•
the structure of the Related Person Transaction; and

•
the interests of all Related Persons in the Related Person Transaction.

The Audit Committee will only approve a Related Person Transaction if the Committee determines it is beneficial and fair to us. No transactions were identified for approval with respect to fiscal 2024.

EQUITY COMPENSATION PLAN INFORMATION
The following table gives information as of September 30, 2024 about the equity compensation plans under which shares of our common stock may be issued.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(a)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	2,425,064(b)	$19.01	2,321,894(c)
Equity Compensation Plans Not Approved by Security Holders	—	N/A	—
Total	2,425,064		2,321,894

(a)
Calculation excludes shares subject to RSU and PSU awards because they do not have an exercise price.

(b)
Includes 1,358,938 shares subject to outstanding options, 886,897 shares issuable pursuant to outstanding RSUs, and up to 179,229 shares issuable pursuant to outstanding PSUs.

(c)
Includes securities available for future issuance under stockholder approved compensation plans other than upon the exercise of options, warrants or rights, as follows: 1,953,397 shares under the Company’s Amended and Restated 2021 Omnibus Incentive Plan and 368,497 shares under the Company’s Employee Stock Purchase Plan. The Company’s 2020, 2019, 2018, 2017, 2016, and 2014 Omnibus Incentive Plans remain in effect, but no further awards may be made under those plans.

PROPOSAL NO. 2:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We are seeking a non-binding advisory vote from stockholders to approve the compensation of the Named Executives as disclosed in the CD&A, tabular disclosures and related narrative of this proxy statement.
Our compensation programs are structured to align the interests of our executives with the interests of our stockholders by rewarding sustained financial and operating performance and the creation of stockholder value. More specifically, our programs:
•
utilize a mix of cash and equity compensation with varying time triggers for payment and financial measures that reward sustained financial performance; and

•
place a significant emphasis on the opportunity for incentive compensation, thus aligning total direct compensation with Company performance.

Our Compensation Committee, composed of three independent, non-employee directors, discharges the Board’s responsibilities with respect to all forms of compensation for Named Executives as well as general oversight of compensation plans. The Compensation Committee has the authority to retain outside counsel, experts and other advisors as it determines appropriate.
Before you vote on this Proposal, please carefully review the entire CD&A, which discusses in-depth how our compensation programs are aligned with our performance and the creation of stockholder value. The Compensation Committee and the Board believe that the policies and practices described in the CD&A effectively implement our pay-for-performance compensation philosophy.
The Board, upon recommendation of its Compensation Committee, has submitted the following resolution for non-binding advisory approval by our stockholders:
“RESOLVED, that the stockholders approve the compensation awarded to the Named Executives, as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in the proxy statement for this meeting.”
We currently hold an advisory vote to approve executive compensation every year so the next advisory vote on the compensation of our NEOs will occur at our 2026 annual meeting of stockholders. The next advisory vote regarding the frequency of future Say-on-Pay votes will occur at our 2030 annual meeting of stockholders.
Effect of Proposal
The Say-on-Pay resolution is non-binding. The approval or disapproval of this proposal by stockholders will not require the Board or the Compensation Committee to take any action regarding our executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address any stockholder disapproval remains with the Board and the Compensation Committee.
The Board believes that the Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interest of our Company and our stockholders.
The Board values the opinions of our stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board and the Compensation Committee will carefully consider the outcome of the advisory vote on executive compensation and stockholder opinions received from other communications when making future compensation decisions.
THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2.

PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The firm of Deloitte & Touche LLP, independent registered public accounting firm, has been the independent registered public accounting firm for us since November 30, 2022. The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal 2025 and recommends that stockholders vote in favor of the ratification of such appointment. We anticipate that representatives of Deloitte & Touche LLP will attend the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
Effect of Proposal
In the event of a negative vote on such ratification, our Audit Committee would reconsider its selection.
THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL 3.

PROPOSAL NO. 4:
APPROVAL OF AMENDED AND RESTATED 2021 OMNIBUS INCENTIVE PLAN
Introduction
On December 11, 2024, the Board, upon recommendation of its Compensation Committee (as used in this section of this proxy statement, the “Committee”), approved the third amendment and restatement of the Digi International Inc. 2021 Omnibus Incentive Plan, originally effective January 29, 2021 (the “2021 Plan), subject to stockholder approval. Accordingly, we are asking our stockholders to approve the 2021 Plan, as amended (the “Amended Plan”) for two reasons:
•
to increase the total number of shares of common stock authorized for issuance under the 2021 Plan by two million shares; and

•
to reflect a new ten-year term of the 2021 Plan scheduled to expire on February 3, 2035.

The primary purpose of the Amended Plan is to provide long-term incentives to persons with responsibility for success and growth at our Company. The Amended Plan will expand our ability to provide such persons an opportunity to acquire a proprietary interest in the Company, and align the interests of such persons with our stockholders.
Reasons for Amending the 2021 Plan
The Amended Plan would increase the total number of shares of common stock authorized for issuance under the 2021 Plan by two million shares. If the Amended Plan is approved, in fiscal 2025, the Company intends to grant stock-based awards to employees in order to attract and retain top talent, which is critical to successfully executing our business strategies.
During fiscal 2024, we made awards of restricted stock units and performance stock units to executive officers and other employees and awards of restricted stock units to non-employee directors under the 2021 Plan. In fiscal 2025, if the Amended Plan is approved, the Company intends to grant restricted stock units, performance stock units, and other stock-based awards to executive officers and other employees and to non-employee directors under the Amended Plan. As of December 9, 2024, we had 1,354,330 shares available for future awards under the 2021 Plan with no limit on the number of shares available for full value awards. We are asking our stockholders to approve the Amended Plan to provide an adequate number of shares authorized to make appropriate levels of stock incentive awards to officers, other employees and non-employee directors in 2025 and beyond. Therefore, the Company is proposing approval of the Amended Plan to increase the total number of shares of common stock authorized for issuance and to remove the limit on the number of shares that may be issued in the form of full value awards thereunder. Consistent with the 2021 Plan, under the Amended Plan, equity awards will be made to executive officers and other employees and to non-employee directors.
The Board believes that the continuation of the Company’s stock-based compensation program is essential in attracting, retaining and motivating highly qualified executive officers and other employees and non-employee directors to enhance the success of the Company. As discussed above in the “Compensation Discussion and Analysis” under the caption “Equity Incentive Compensation,” awards of restricted stock units (including performance stock units) to executive officers and other employees are an essential part of this program. Unless the Amended Plan is adopted, the Committee and the Board of Directors have concluded that the Company would need to curtail grants of stock incentive awards to executive officers, other employees and non-employee directors. We believe such a result would have a significant negative impact on the Company’s compensation program and objectives. Accordingly, the Board of Directors recommends approval of the Amended Plan in order to allow the Company to have the ability to continue to grant equity-based incentive awards at competitive levels.
Since the 2021 Plan was initially approved by our stockholders on January 29, 2021, no additional awards have been or will be granted under any predecessor plan (although all outstanding awards previously granted under previous stock incentive plans have remained and are expected to remain outstanding and subject to the terms of these plans), and shares subject to any outstanding awards under these prior plans that are forfeited, cancelled or reacquired by the Company (including if an award otherwise terminates or is cancelled without delivery of any shares) have been and will become available for re-issuance under the 2021 Plan.
If the Amended Plan is not approved by stockholders, we will continue to use the 2021 Plan, as amended, effective January 27, 2023, in its current form as the framework for our equity incentive compensation program. However, if the authorized shares are depleted prior to its expiration date, we would not be able to continue to offer a long-term incentive program that employs equity awards, which could put us at a competitive disadvantage in recruiting and retaining talent, and also make it more difficult for us to align employee interests with those of our stockholders through a program that includes stock ownership.
Why We Believe You Should Vote for the Amended Plan
The Board believes that equity-based incentives are an important part of total compensation for our executives as well as for employees and our non-employee directors. We believe that stockholders should approve this Amended Plan for the following reasons:
•
Compensation Philosophy.   As described in our CD&A, our compensation includes rewarding our executives for positive developments in the results of our Company and increasing the price of our common stock over time. We believe that equity compensation is one of the most effective tools to achieve these goals. Equity compensation awards will continue to play an important role in our ability to incentivize our executives and other employees.

•
Plan Provisions and Practices Designed to Serve Stockholders’ Interests and Promote Effective Corporate Governance.   The Amended Plan, which is summarized in more detail below, continues to include several provisions that are designed to serve the interests of our stockholders and promote effective corporate governance, including:

•
The Amended Plan is administered by our independent Compensation Committee.

•
The Amended Plan does not permit liberal share counting. Shares delivered or withheld to pay the purchase price or satisfy a tax withholding obligation in connection with any award and shares subject to a stock appreciation right (“SAR”) that are not issued in connection with the stock settlement of SARs may not be used again for new grants. We also may not use shares repurchased using option exercise proceeds for new grants.

•
We cannot issue stock options or SARs at an exercise price that is less than the fair market value of our common stock on the date of grant.

•
Stock options and SARs cannot have a term longer than seven years from the date of grant.

•
The Amended Plan generally provides for the forfeiture of outstanding awards if the Committee determines that the employee has engaged in certain misconduct, including commission of a felony or other serious crime, substantial and repeated failures to perform his or her duties, acting with gross negligence or willful misconduct, material breach of an employment agreement with the Company, and certain other inappropriate behaviors.

•
Dividends or dividend equivalents payable on restricted shares and stock units will be subject to the same restrictions and risk of forfeiture as the underlying shares or units.

•
The Amended Plan prohibits any repricing of stock options or SARs without prior stockholder approval and also specifically provides that cash buy-outs are prohibited repricings.

•
We cannot materially modify the Amended Plan without prior stockholder approval other than in very limited instances. Material modifications include amendments to increase the number of shares, extension of the period for granting awards, addition of new award types and modifications of the eligibility requirements.

•
Awards granted under the Amended Plan will be subject to any recoupment policy we adopt at any time, including our existing cash incentive award recoupment policy as well as any equity incentive award recoupment policies we adopt in the future.

•
The Amended Plan retains a minimum vesting or performance period of one year for all awards, subject only to limited exceptions.

•
We utilize equity compensation with purpose, but also respect and recognize that such compensation is dilutive to existing stockholders.

The terms of the Amended Plan will remain substantially the same as the 2021 Plan. The primary changes reflected in the Amended Plan, as compared to the existing 2021 Plan include:
•
a two million share increase in the authorized share pool of shares of our common stock that may be the subject of future awards; and

•
as with the existing 2021 Plan, the Amended Plan provides that awards granted under the Amended Plan will be subject to any compensation recovery (clawback) policy in effect from time to time, and we have amended our clawback policy to include incentive equity awards.

The descriptions set forth below are in all respects qualified by the terms of the Amended Plan, which is attached to this proxy statement as Appendix A.
As of December 9, 2024, 1,354,330 shares remained available for future awards under the 2021 Plan and there was no limit on shares available for full value awards. With respect to all of our equity incentive plans, including the 2021 Plan, as of the same date: (i) a total of 1,181,036 stock options were outstanding with a weighted average exercise price of $20.67 and weighted average remaining term of 3.36 years and (ii) stock awards totaling 1,338,515 (consisting of restricted stock units, including performance stock units) were outstanding as of the same date. Our historical three-year average net burn rate has been 1.5% (total awards granted, net of cancellations and forfeitures, divided by weighted average shares outstanding for the applicable fiscal year), which we believe to be reasonable, and within competitive parameters, for a company of our size and circumstances.
Purpose
The purpose of the Amended Plan is to promote the interests of our Company and our stockholders by providing key personnel of our Company and our affiliates with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of our Company and our affiliates. In addition, the opportunity to acquire a proprietary interest in our Company will aid in attracting and retaining key personnel of outstanding ability. The Amended Plan is also intended to provide non-employee directors of the Company with an opportunity to acquire a proprietary interest in the Company, to compensate non-employee directors for their contributions to the Company and to aid in attracting and retaining non-employee directors.
Administration
The Amended Plan will continue to be administered by the Compensation Committee. The Committee has the authority to adopt, revise and waive rules relating to the administration of the Amended Plan and to determine the timing and identity of participants, the amount of any awards and other terms and conditions of awards. The Committee may delegate its responsibilities under the Amended Plan to members of management of the Company or to others with respect to the selection and grants of awards to employees of the Company who are not deemed to be officers, directors or 10% stockholders of the Company under applicable federal securities laws.
Eligibility
All employees of our Company and our affiliates, non-employee directors of our Company and any consultant or advisor who is a natural person and provides services to us or our affiliates will remain eligible to receive awards under the Amended Plan at the discretion of the Committee. Incentive stock options under the Amended Plan may be awarded by the Committee to employees only. As of December 9, 2024, there were approximately 808 employees, 5 non-employee directors and an indeterminate number of consultants and advisors who are eligible to receive awards under the Amended Plan at the discretion of the Committee.

Shares Available
The total number of shares of Company common stock that may be the subject of awards and issued to participants under the Amended Plan is 5,500,000. This amount covers all issuances since the plan was initially approved in January 2021 and includes 2,145,670 shares that have already been issued pursuant to past exercised or settled awards, resulting in a maximum number of shares available for future issuance under the Amended Plan of no greater than 3,354,330.
The authorized share pool under the Amended Plan would remain subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company. The shares of our common stock covered by the Amended Plan may be treasury shares or authorized but unissued shares.
We no longer make awards under the 2014 Omnibus Incentive Plan (the “2014 Plan”), the 2016 Omnibus Incentive Plan (the “2016 Plan”), the 2017 Omnibus Incentive Plan (the “2017 Plan”), the 2018 Omnibus Incentive Plan (the “2018 Plan”), the 2019 Omnibus Incentive Plan (the “2019 Plan”) and the 2020 Omnibus Incentive Plan (the “2020 Plan”), and, as used in this section of this proxy statement, collectively with the 2014 Plan, the 2016 Plan, the 2017 Plan, the 2018 Plan, and the 2020 Plan, the “Prior Plans”). Any shares subject to an award under the Amended Plan or the Prior Plans that expires, is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements, settled for cash or otherwise terminated without payment being made thereunder shall, to the extent of such expiration, forfeiture, cancellation, return, cash settlement or termination, again be available for grant under the Amended Plan.
Any shares that again become available for grant will be added back as one share to the Amended Plan share reserve. The following shares will, however, continue to be charged against the foregoing maximum share limitations and will not again become available for grant: (i) shares tendered by the participant or withheld by us in payment of the purchase price of a stock option issued under the Amended Plan or one of the Prior Plans, (ii) shares tendered by the participant or withheld by us to satisfy any tax withholding obligation with respect to an Award or an award under one of the Prior Plans, (iii) shares subject to a stock appreciation right award issued under the Amended Plan or one of the Prior Plans that are not issued in connection with the settlement of the stock appreciation right upon its exercise and (iv) shares repurchased by us with proceeds received from the exercise of a stock option issued under the Amended Plan or one of the Prior Plans.
Types of Awards
The Amended Plan allows us to grant stock options, SARs, restricted stock, stock units, cash incentive awards and other stock-based awards. The Committee may provide that the vesting or payment of any award will be subject to: the attainment of certain performance objectives established by the Committee, the completion by the plan participant of a specified period of service or a combination thereof. The Committee may amend the terms of any award previously granted under the 2021 Plan, but no amendment may materially and adversely affect the rights of any participant with respect to an outstanding award without the participant’s consent, unless such amendment is necessary to comply with applicable laws, stock exchange rules or any compensation recovery policy, as provided in the Amended Plan.
Stock Options
Stock options granted under the Amended Plan may be either incentive or nonqualified stock options. The exercise price of options may not be less than the fair market value of our common stock on the date of grant (or 110% for incentive stock options granted to a holder of more than 10% of our common stock). The closing sale price of a share of our common stock on the Nasdaq Global Select Market on December 9, 2024 was $33.00 per share. The exercise price must be paid in full at the time of exercise and may be paid in cash or such other manner as permitted by the Committee, including by withholding shares issuable upon exercise, by delivery of shares already owned by a participant or a combination thereof. The maximum number of shares that may be issued upon the exercise of incentive stock options under the Amended Plan is equal to the Amended Plan’s pool.
Stock Appreciation Rights
SARs provide for payment to the participant of all or a portion of the excess of the fair market value of a specified number of shares of our common stock on the date of exercise over a specified exercise price, which may not be less than the fair market value of our common stock on the date of grant. Payment to a participant may be made in cash or shares of our common stock or a combination of both, as determined by the Committee.
Restricted Stock
Restricted stock awards are awards of shares of our common stock subject to restrictions on transfer and conditions of forfeiture, set forth in the award agreements. The Committee may provide for the lapse or waiver of any such restrictions or conditions and the vesting of the Shares based on such factors or criteria it determines in its discretion.
Stock Units
Stock units provide a participant with the right to receive, in cash or shares of our common stock or a combination of both (as determined by the Committee), the fair market value of a specified number of shares of our common stock. Stock units are subject to such vesting and forfeiture conditions and other restrictions as the Committee determines in its discretion. Until it vests, a stock unit award is subject to restrictions and the possibility of forfeiture. Following the vesting of a stock unit award, settlement of the award and payment to the participant will be made at such time as determined by the Committee.
Other Stock-Based Awards
The Committee may grant other awards under the Amended Plan that are valued by reference to and/or payable in whole or in part in shares of our common stock. The Committee shall determine the terms and conditions of such awards in its discretion, so long as they are consistent with the terms and purposes of the Amended Plan.
Cash Incentive Awards
Cash incentive awards permit a participant to receive cash or other forms of awards upon the satisfaction of one or more performance goals over a specified performance cycle as determined by the Committee.
Terms of Awards and Plan Provisions
Performance-Based Compensation
For purposes of any performance-based awards granted under the Amended Plan (other than stock options and SARs), the lapsing of restrictions as well as the vesting and payment of such awards, as applicable, will be subject to the achievement of one or more performance goals over a specified performance period, all as determined by the Committee.
The performance measures upon which such performance goals may be based shall be one or a combination of two or more of the following criteria: revenue or net sales; gross profit; operating profit; net income; earnings before one or more of interest, taxes, depreciation, amortization and other adjustments; profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on revenues or gross profit) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenues or gross profit; cash flow; market share; margins (including one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; operating assets; operating expenses; balance of cash, cash equivalents and marketable securities; improvement in or attainment of expense levels or cost savings; operating asset turnover; accounts receivable levels (including measured in terms of days sales outstanding); economic value added; improvement in or attainment of working capital levels; employee retention; customer satisfaction; implementation or completion of critical projects; growth in customer base or any other financial, operational or strategic measure approved by the Committee.
In the Committee’s discretion, any performance goal utilized may be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or a published or special index (including stock market indices) or other external measures, and may relate to the performance of our Company, our subsidiaries, our business units, individual performance or any combination thereof. Performance goals also may be expressed in terms of differing levels of achievement, such as threshold, target and maximum levels of achievement.
The Committee will select the applicable performance measures and performance period, establish the corresponding performance goals for any performance period, specify in terms of a formula or standard the method for calculating the amount payable to a participant if the performance goal(s) are satisfied, and certify the degree to which the relevant performance goals have been satisfied as well as any amount payable. The Committee may adjust any amount determined to be otherwise payable in connection with such an award.
Minimum Vesting Periods
Awards that vest based solely on the satisfaction of service-based vesting conditions are subject to a minimum vesting period of one year from the date of grant, and awards whose grant or vesting is subject to performance-based vesting conditions must be subject to a performance period of at least one year. These required vesting and performance periods will not apply: (i) upon a change in control, (ii) upon termination of service due to death or disability, (iii) to a substitute award that does not reduce the vesting period of the award being replaced, (iv) to awards granted in payment of other compensation that is already earned and payable, or (v) to awards involving an aggregate number of shares not in excess of 5 percent of the Amended Plan’s share reserve. Acceleration of the expiration of the applicable term is permitted, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration in the event of the Participant’s death or retirement. Acceleration of the performance cycle of any performance-based awards will be subject to Plan Section 6.6.
Substitute Awards
Awards may be granted under the Amended Plan in substitution for awards granted by another entity acquired by our Company or with which our Company combines. The terms and conditions of these substitute awards will be comparable to the terms of the awards replaced, and may therefore differ from the terms and conditions otherwise set forth in the Amended Plan. Shares subject to substitute awards will not count against the Amended Plan share reserve.
Repricing of Awards
Except in the limited cases of an equity restructuring or a fundamental change, the Committee may not reduce the exercise price of stock options or SARs granted under the Amended Plan, exchange outstanding stock options or SARs with new stock options or SARs with a lower exercise price or a new full value award, repurchase underwater stock options or SARs or take any other action that would constitute a “repricing,” unless such action is first approved by our stockholders.
Transferability of Awards
Except as noted below, during the lifetime of a person to whom an award is granted, only that person, or that person’s legal representative, may exercise an option or SAR, or receive payment with respect to stock units or any other award. No award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a successor in the event of a participant’s death or pursuant to a qualified domestic relations order. However, the Committee may provide that awards, other than incentive stock options, may be transferable to certain members of the participant’s family or to one or more trusts primarily for the benefit of such family members or entities in which the participant or such family members own more than 50% of the voting interests, if the participant does not receive any consideration for the transfer.
Termination of Service
Unless otherwise provided in an award agreement, upon termination of a participant’s service with us, all unvested and unexercisable portions of the participant’s outstanding awards will immediately be forfeited. If a participant’s service with us terminates other than for cause, death or disability, the vested and exercisable portions of the participant’s outstanding stock options and SARs generally will remain exercisable for three months after termination, except in the case of a stock option or SAR held by a non- employee director, in which case the vested and exercisable portion shall remain exercisable through the original term of the award. If a participant’s service terminates due to death or disability, then (i) any outstanding option or SAR that has not expired or been terminated shall become exercisable in full if the participant has been continuously employed between the award grant date and the date of such death or disability and (ii) the vested and exercisable portions of the participant’s outstanding stock options and SARs generally will remain exercisable for one year after termination. Upon termination for cause, all unexercised stock options and SARs will be forfeited.
Unless otherwise provided in an agreement with respect to performance awards or awards of restricted stock or restricted stock units, or under other circumstances provided by the Committee, if a participant’s service with us terminates due to death or disability, the participant shall be entitled to (i) a payment with respect to performance stock units at the end of the performance cycle based upon the extent to which the performance goals were satisfied at the end of such period and prorated for the portion of the performance cycle during which the participant was employed and/or (ii) receive a number of shares of restricted stock or time-based stock units under outstanding awards that has been prorated for the portion of the term of the award during which the participant was employment and for which portion the restrictions shall lapse.
Except as otherwise provided in the foregoing sentence or in a performance award agreement, if a participant’s service to our Company or our subsidiaries terminates during a performance cycle, then the participant is not entitled to any award payment with respect to that performance cycle.
Withholding
The Amended Plan permits us to withhold from cash awards, and to require a participant receiving common stock under the Amended Plan to pay us in cash, an amount sufficient to cover all or part of any required withholding taxes related to the grant, vesting, exercise or settlement of an award. In lieu of cash, the Committee may permit a participant to cover all or any part of his or her withholding obligations through a reduction in the number of shares delivered to such participant or a surrender of shares then owned by the participant to us.
Fundamental Change
Unless otherwise provided in an award agreement, in the event of a sale of all or substantially all of our assets or a merger, consolidation, a share exchange involving our Company or a liquidation or dissolution of our Company (any such event referred to as a “fundamental change”), the surviving or successor entity may continue, assume or replace some or all of the outstanding awards under the Amended Plan. Award agreements with our executive officers generally provide that if an award is continued, assumed or replaced in connection with a corporate transaction and if within one year after the transaction the executive officer’s employment is involuntarily terminated other than for cause or the executive officer terminates his or her employment for good reason, the award will immediately vest in full or become fully exercisable. If awards granted to any participant are not continued, assumed or replaced in connection with a corporate transaction, the Committee may accelerate the vesting and exercisability of any award or require the surrender of any outstanding award in exchange for payment to the participant of the intrinsic value of the award.
Adjustment of Awards
In the event of an equity restructuring, such as a stock dividend, stock split, rights offering or other specified recapitalization, that affects the per share value of our common stock, the Committee will make appropriate equitable adjustment to: (i) the number and kind of securities reserved for issuance under the Amended Plan, (ii) the number and kind of securities subject to outstanding awards under the Amended Plan and (iii) the exercise price of outstanding options and SARs. The Committee may also make similar adjustments in the event of any other change in our Company’s capitalization, including a merger, consolidation, reorganization or liquidation.

Amendment and Termination
The Amended Plan has a term of ten years from the effective date of the second amended and restatement, or the earlier termination of the plan by the Board. The Board may terminate, suspend or amend the Amended Plan at any time, but no termination, suspension or amendment may materially and adversely affect the rights of any participant with respect to outstanding awards without the participant’s consent unless previously agreed to by the participant in an award agreement or otherwise, or if such action is necessary to comply with applicable law or the rules of the Nasdaq Stock Market. Awards that are outstanding on the Amended Plan’s termination date will remain in effect in accordance with the terms of the Amended Plan and the applicable award agreements.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the Amended Plan, based on current statutes, regulations and interpretations.
Non-qualified Stock Options.
If a participant is granted a non-qualified stock option under the Amended Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.
Incentive Stock Options.
If a participant is granted an incentive stock option under the Amended Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.
Other Awards.
The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Section 162(m) of the Code.
Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000.
Section 409A of the Code.
The foregoing discussion of tax consequences of awards under the Amended Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20 percent income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.
New Plan Benefits
As of the date of this proxy statement, the Committee has not approved any awards under the proposed Amended Plan. Because the Committee has the discretion to grant awards under the Amended Plan, neither the number nor types of future awards under the Amended Plan to be received by or allocated to particular participants or groups of participants is presently determinable. Information regarding awards made to our named executive officers during fiscal 2024 under the 2021 Plan is provided under the caption “Grants of Plan-Based Awards” in this proxy statement.
THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL 4.

HOUSEHOLDING
We have adopted a procedure approved by the SEC called “householding,” by which certain stockholders who do not participate in electronic delivery of proxy materials but who have the same address and appear to be members of the same family receive only one copy of our annual report and proxy statement. Each stockholder participating in householding continues to receive a separate proxy card. Householding reduces both the environmental impact of our annual meetings and our mailing and printing expenses.
If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge Financial Solutions, Inc., by calling (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver the notice of internet availability or proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.
ADDITIONAL MATTERS
Our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, including our consolidated financial statements, is being mailed or made available with this proxy statement.
As of the date of this proxy statement, management knows of no matters that will be presented for determination at the annual meeting other than those referred to herein. If any other matters properly come before the annual meeting calling for a vote of stockholders, it is intended that the shares represented by the proxies solicited by the Board will be voted by the persons named therein in accordance with their best judgment.
By Order of the Board of Directors,
David H. Sampsell
Executive Vice President, Corporate Development, General Counsel & Corporate Secretary
December 11, 2024

Appendix A
to Proxy Statement
Digi International Inc.
2021 Omnibus Incentive Plan
(as Amended and Restated)
1.   Purpose.   The purpose of the Digi International Inc. 2021 Omnibus Incentive Plan, as amended and restated (the “Plan”), is to promote the interests of the Company and its stockholders by providing key personnel of the Company and its Affiliates and Non-Employee Directors with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel and Non-Employee Directors of outstanding ability. This Plan was originally effective on January 29, 2021, and previously amended and restated effective January 28, 2022 and January 27, 2023. The Board approved this further amended and restated plan on December 11, 2024, which will become effective upon the approval by the Company’s shareholders the (“Third Amendment Date”).
2.   Definitions.
2.1   The capitalized terms used elsewhere in the Plan have the meanings set forth below.
(a)   “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions, and, for purposes other than the grant of Incentive Stock Options, any entity in which the Company or any such “subsidiary corporation” owns at least 20% of the combined voting power of the entity’s voting securities and which is designated by the Committee as covered by the Plan.
(b)   “Agreement” means a written or electronic contract (i) entered into between the Company and a Participant and (ii) containing the terms and conditions of an Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required to comply with applicable law or stock exchange rules.
(c)   “Award” or “Awards” means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Stock Units, an Other Stock-Based Award or a Cash Incentive Award.
(d)   “Board” means the Board of Directors of the Company.
(e)   “Cash Incentive Award” means an Award described in Section 8.2 of the Plan.
(f)   “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.
(g)   “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Plan Section 3.1, each of whom shall be (i) an independent director within the meaning and rules of the Nasdaq Stock Market and (ii) a “non-employee director” within the meaning of Exchange Act Rule 16b-3. Unless otherwise specified by the Board, the Committee shall be the Compensation Committee of the Board.
(h)   “Company” means Digi International Inc., a Delaware corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.
(i)   “Effective Date” means January 29, 2021.
(j)   “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.
(k)   “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

(l)   “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.
(m)   “Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan, the fair market value of a Share determined as follows:
(i)   If the Shares are then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sale price for a Share on the principal securities market on which it trades on such date, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(ii)   If clause (i) is inapplicable, then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.
In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Plan Section 17.
(n)   “Full Value Award” means any Award other than an Option Award, Stock Appreciation Rights Award or Cash Incentive Award.
(o)   “Fundamental Change” means a dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.
(p)   “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.
(q)   “Insider” as of a particular date means any person who, as of that date, is a director of the Company or an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.
(r)   “Non-Employee Director” means a member of the Board who is not an Employee.
(s)   “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.
(t)   “Option” means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.
(u)   “Other Stock-Based Award” means an Award described in Section 8.1 of the Plan.
(v)   “Participant” means a person to whom an Award is or has been made in accordance with the Plan.
(w)   “Performance Cycle” means the period of time as specified in an Agreement over which a performance-based Award is to be earned.
(x)   “Plan” means this Digi International Inc. 2021 Omnibus Incentive Plan, as may be amended and in effect from time to time.
(y)   “Prior Plans” means the Digi International Inc. 2000 Omnibus Stock Plan, as amended and restated as of December 4, 2009 (the “2000 Plan”), the Digi International Inc. 2013 Omnibus Incentive Plan (the “2013 Plan”), the Digi International Inc. 2014 Omnibus Incentive Plan (the “2014 Plan”), the Digi International Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”), the Digi International Inc. 2017 Omnibus Incentive Plan (the “2017 Plan”), the Digi International Inc. 2018 Omnibus Incentive Plan (the “2018

Plan”), the Digi International Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”), and the Digi International Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”).
(z)   “Restricted Stock” means Stock granted under Plan Section 7 so long as such Stock remains subject to one or more restrictions.
(aa)   “Section 16” or “Section 16(b)” means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.
(bb)   “Share” means a share of Stock.
(cc)   “Stock” means the common stock, par value $.01 per share, of the Company.
(dd)   “Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Plan Section 10.
(ee)   “Stock Unit” means an Award described in Section 11 of the Plan.
(ff)   “Subsidiary” means a “subsidiary corporation,” as that term is defined in Code Section 424(f) or any successor provision.
(gg)   “Substitute Award” means an Award granted under the circumstances described in Section 21 of the Plan.
(hh)   “Successor” with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.
(ii)   “Term” means the period during which an Option or Stock Appreciation Right may be exercised.
(jj)   “Transferee” means any “family member” of a Participant as the term is defined in General Instruction A(5) to Form S-8 under the Securities Act of 1933, as amended.
2.2   Gender and Number.   Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.
3.   Administration and Indemnification.
3.1   Administration.
(a)   The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award shall be subject to an Agreement authorized by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Any such action of the Committee shall be valid and effective even if any member of the Committee at the time of the action is later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2.1(g). Notwithstanding the foregoing, the Board shall have the sole and exclusive power to administer the Plan with respect to Awards granted to Non-Employee Directors.
(b)   Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.

(c)   To the extent within its discretion and subject to Plan Sections 6.2, 16, 17, and 19, the Committee may amend the terms and conditions of any outstanding Award.
(d)   It is the intent that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.
(e)   The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.
(f)   The Committee may grant Awards to Employees and other eligible service providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such sub-plans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.
3.2   Indemnification.   Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
4.   Shares Available Under the Plan.
4.1   Number of Shares Available for Grants.   Subject to adjustment as provided in Sections 4.1(a) and 17 herein, the number of Shares that may be the subject of Awards and issued to Participants under the Plan shall be 5,500,000 After the Effective Date, no additional awards may be granted under the Prior Plans. Each Share subject to an Award granted under the Plan shall be counted against the maximum Share limitation as one Share, except that Shares subject to Substitute Awards shall not be counted against this maximum Share limitation, nor shall they reduce the number of Shares authorized for grant to a Participant in any calendar year. Where the number of Shares subject to an Award is variable on the grant date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received. The Shares to be delivered under the Plan will be made available from authorized but unissued Shares or issued Shares that are held in the Company’s treasury.
(a)   Any Shares subject to an Award under this Plan, or to an award granted under one of the Prior Plans that is outstanding on the Effective Date (a “Prior Plan Award”), that expires, is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements, is settled for cash or otherwise terminates without payment being made thereunder shall, to the extent of such expiration, forfeiture, cancellation, return, cash settlement or termination, again be available for grant under the Plan. Each Share that again becomes available for grant pursuant to the preceding sentence shall increase the total number of Shares remaining available for Awards by one Share. The following Shares will, however, continue to be charged against the foregoing maximum Share limitation and will not again become available for grant: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of a stock option issued under this Plan or one of the Prior Plans, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or a Prior Plan Award, (iii) Shares subject to a stock appreciation right award issued under this Plan or one of the Prior Plans that are not issued in connection with the settlement of the stock appreciation right upon its exercise, and (iv) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or one of the Prior Plans.
(b)   Where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the maximum Share limitation shall be the maximum number of Shares available under the larger of the two Awards.
(c)   If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the number of shares remaining available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the number of Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.
(d)   Additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.
(e)   No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.
5.   Eligibility.   Participation in the Plan shall be limited to Employees, Non-Employee Directors and any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate (other than in connection with (i) the offer or sale of securities in a capital-raising transaction or (ii) directly or indirectly promoting or maintaining a market in Company securities). The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to “employed,” “employment” or similar terms (except “Employee”) shall include the providing of services to the Company or an Affiliate as a Non-Employee Director, consultant or advisor. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, shall be deemed a termination of employment for purposes of the Plan.
6.   General Terms of Awards.
6.1   Amount of Award.   Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Stock Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion.
6.2   Vesting and Term.   Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable grant date, and Awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a change in control, (ii) a termination of service due to death or disability, (iii) a Substitute Award that does not reduce the vesting period of the award being replaced, (iv) Awards made in payment of or exchange for other compensation already earned and payable, and (v) Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 4.1. For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if runs from the date of one annual meeting of the Company’s stockholders to the date of the next annual meeting of the Company’s stockholders, provided that such period lasts at least fifty (50) weeks. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the vesting conditions of the Award or the Performance Cycle for any performance-based Award, as the case may be. Each Award granted to a Participant shall have such Term as the Committee shall determine at the time of grant; provided, however, that any such Term shall not exceed ten (10) years.
6.3   Transferability.   Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Stock Units or any other Award. No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights or Stock Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder; any attempted transfer in violation of this Section 6.3 shall be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award (other than Incentive Stock Options) may be transferable to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, disability or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any Transferee.
6.4   Termination of Employment.   Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant’s termination of employment (which includes other service relationships as provided in Section 5), the following provisions shall apply:
(a)
Options and Stock Appreciation Rights.

(i)   If a Participant’s employment with the Company and its Affiliates terminates because of the Participant’s death, then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant’s employment has been continuous between the date the Option or Stock Appreciation Right was granted and the date of such Participant’s death, and may be exercised by the Participant’s Successor at any time, or from time to time, within one year after the date of the Participant’s death.
(ii)   If a Participant’s employment with the Company and its Affiliates terminates because the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant’s employment has been continuous between the date the Option or Stock Appreciation Right was granted and the date of such disability, and the Participant or the

Participant’s Successor may exercise such Option or Stock Appreciation Right at any time, or from time to time, within one year after the date of the Participant’s termination of employment.
(iii)   If a Participant’s employment terminates for any reason other than Cause (as defined in Section 20.1), death or disability, then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for three months after termination of the Participant’s employment, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant’s termination of employment; provided, however, that if the Participant is a Non-Employee Director, the Option or Stock Appreciation Right shall remain exercisable until the expiration of the Term after such Non-Employee Director ceases to be a director of the Company but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Non-Employee Director ceasing to be a director.
(iv)   Notwithstanding the foregoing Plan Sections 6.4(a)(i), (ii) and (iii), in no event shall an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Plan Sections 6.4(a)(i), (ii) and (iii), except as otherwise provided by the Committee in the Agreement, shall terminate as of the end of the periods described in such Sections.
(b)   Performance-Based Full Value Awards.   If a Participant’s employment with the Company and its Affiliates terminates during a Performance Cycle because of death or disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the Agreement, shall be entitled to a payment with respect to a performance-based Full Value Award at the end of the Performance Cycle based upon the extent to which achievement of performance goals was satisfied at the end of such period (as determined at the end of the Performance Cycle) and prorated for the portion of the Performance Cycle during which the Participant was employed by the Company or its Affiliates. Except as provided in this Section 6.4(b) or in the Agreement, if a Participant’s employment or other service relationship with the Company and its Affiliates terminates during a Performance Cycle, then such Participant shall not be entitled to any payment with respect to that Performance Cycle.
(c)   Time Vested Restricted Stock and Stock Unit Awards.   Unless otherwise provided in the Agreement, in case a Participant’s employment with the Company and its Affiliates terminates because of death or disability, the Participant shall be entitled to have vest upon such termination of employment a number of Shares of Restricted Stock or a number of Stock Units under outstanding Awards subject only to service-based vesting that has been prorated for the portion of the term of the Awards during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares or Stock Units, all restrictions shall lapse. Any Shares of Restricted Stock or Stock Units that do not vest and as to which restrictions do not lapse under the preceding sentence shall terminate at the date of the Participant’s termination of employment and such Shares of Restricted Stock or Stock Units shall be forfeited to the Company.
6.5   Rights as Stockholder.   Except as otherwise provided in Section 6.7 and Section 7.4, each Agreement shall provide that a Participant shall have no rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.
6.6   Performance-Based Awards.   Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of Company, Subsidiary, business unit or individual performance which must be attained, and the Performance Cycle over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance goals have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. With respect to a performance-based Award, the Committee shall also have the authority to provide, in the Agreement or otherwise, for the acceleration of a Performance Cycle and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may, but need not include, without limitation, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in a Participant’s title or employment responsibilities, a Participant’s death or retirement or, with respect to settlements in Shares with respect to an Award, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 17. An Agreement also may provide for a limitation on the value of an Award that a Participant may receive. In addition, the Committee may, in its discretion as the Committee determines appropriate, adjust the amount of the performance-based Award actually paid to any Participant or the number of Shares subject to the award which vests.
6.7   Dividends and Dividend Equivalents.   Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared on outstanding Shares. The terms of any dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any dividend equivalents payable with respect to the unvested portion of a Stock Unit Award or an Other Stock-Based Award will be subject to the same restrictions and risk of forfeiture as the units or other Share equivalents to which such dividend equivalents relate. The Committee may, in its discretion, provide in Award Agreements for restrictions on dividends and dividend equivalents in addition to those specified in this Section 6.7. Any Shares issued or issuable during the term of this Plan as a result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.
7.   Restricted Stock Awards.
7.1   Nature of Award.   An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restrictions or conditions and the vesting of the Shares based on such factors or criteria as the Committee, in its sole discretion, may determine.
7.2   Stock Certificates.   Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.
7.3   Vesting of Awards.   The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse and the Shares vest. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.
7.4   Rights as a Stockholder.   Except as otherwise provided in the Plan or by the Committee, a Participant or a Transferee with a Restricted Stock Award shall have all the rights of a stockholder, including the right to vote the Shares of Restricted Stock.
8.   Other Awards.
8.1   Other Stock-Based Awards.   The Committee may from time to time grant Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

8.2   Cash Incentive Awards.   A Cash Incentive Award shall be considered a performance-based Award for purposes of, and subject to, Section 6.6, the payment of which shall be contingent upon the degree to which one or more specified performance goals have been achieved over a specified Performance Cycle. Cash Incentive Awards may be granted to any Participant in such amounts and upon such terms and at such times as shall be determined by the Committee, and may be denominated in units that have a dollar value established by the Committee as of the applicable grant date. Following the completion of the applicable Performance Cycle and the vesting of a Cash Incentive Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash and other forms of Awards as determined by the Committee and specified in the applicable Agreement. If a Cash Incentive Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.
9.   Stock Options.
9.1   Terms of All Options.
(a)   An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than the Fair Market Value of a Share as of the date the Option is granted, except in the case of Substitute Awards.
(b)   The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be payable in cash or in such other manner as the Committee may permit, including by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant or by the Company withholding Shares otherwise issuable to the Participant upon the exercise of the Option (in either case, such Shares delivered or withheld having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option), or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted.
(c)   Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.
(d)   Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the seventh (7th) anniversary date of its grant.
9.2   Incentive Stock Options.   In addition to the other terms and conditions applicable to all Options:
(a)   The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the maximum number of Shares that may be the subject of Awards and issued under the Plan as provided in the first sentence of Section 4.1.
(b)   The aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. To the extent an Option or Options granted to a Participant exceed this limit, the Option(s) shall be treated as Non-Statutory Stock Option(s).
(c)   The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option.

(d)   Notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the exercise price for all Shares subject to that Incentive Stock Option is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.
(e)   For purposes of continuous employment by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.
10.   Stock Appreciation Rights.   An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right. The Term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such Term shall not exceed ten (10) years.
11.   Stock Units.
11.1   Vesting and Consideration.   A Stock Unit shall consist of the right to receive, in cash and/or in Shares as determined by the Committee, the Fair Market Value of one or more Shares, with any Stock Unit Award subject to such vesting conditions, and the corresponding lapse of forfeiture conditions, transfer conditions, and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.
11.2   Settlement of Award.   Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Stock Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.
12.   Performance-Based Compensation.
12.1   In the case of a performance-based Award, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable Performance Cycle of one or more performance goals determined by the Committee in its discretion, including goals based on one or more of the performance measures specified in Section 12.2. The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any Performance Cycle, specify in terms of a formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount payable in connection with an Award subject to this Section 12. In specifying the performance goals applicable to any performance period, the Committee may provide that one or more adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission. The Committee may also adjust performance goals for a Performance Cycle in connection with an event described in Section 17 to prevent the dilution or enlargement of a Participant’s rights with respect to performance-based compensation. The Committee may adjust any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 12 may be waived upon the death or disability of the Participant or under any other circumstance.
12.2   Performance Measures.   Performance measures to be utilized shall be one or a combination of two or more of the following: individual performance, revenue or net sales; gross profit; operating profit; net income; earnings before one or more of interest, taxes, depreciation, amortization and other adjustments; profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on revenues or gross profit) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenues or gross profit; cash flow; market share; margins (including one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; operating assets; operating expenses; balance of cash, cash equivalents and marketable securities; improvement in or attainment of expense levels or cost savings; operating asset turnover; accounts receivable levels (including measured in terms of days sales outstanding); economic value added; improvement in or attainment of working capital levels; employee retention; customer satisfaction; implementation or completion of critical projects; growth in customer base; or any other financial, operational or strategic measure approved by the Committee. Any performance goal based on one or more of the foregoing performance measures may, in the Committee’s discretion, be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or a published or special index (including stock market indices) or other external measures, may relate to one or any combination of Company, Affiliate, business unit or individual performance, and may be expressed in terms of differing levels of achievement, such as threshold, target and maximum levels of achievement.
13.   Effective Date and Duration of the Plan.
13.1   Effective Date.   The Plan first became effective on the Effective Date, which was the date it was first approved by the Company’s stockholders. The Third Amendment Date shall be considered the date of its most recent adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). If the Company’s stockholders fail to approve this third amendment and restatement of the Plan within 12 months of its approval by the Board, the amendments and restatement shall be of no further force or effect and the Plan shall continue in accordance with its terms as in effect on January 27, 2023.
13.2   Duration of the Plan.   The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Plan Section 16, or the tenth anniversary of the Third Amendment Date, whichever occurs first (the “Termination Date”). Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. The date and time at which an Award is made or granted shall be the date and time the Committee approves the grant of the Award, or such later date and time as may be specified by the Committee at the time it approves the Award.

14.   Plan Does Not Affect Employment Status.
14.1   No Entitlement to Award.   Status as an eligible Employee or other service provider shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or service provider or to eligible individuals generally.
14.2   No Right to Continued Employment.   Nothing in the Plan or in any Agreement or related documents shall confer upon any Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without Cause.
15.   Tax Withholding.   The Company shall have the right to withhold from any cash payment under the Plan or any other compensation owed to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award or a Prior Plan Award. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) through a reduction of the number of Shares delivered or delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.
16.   Amendment, Modification and Termination.
16.1   Amendment, Modification and Termination of Plan.   The Board may at any time and from time to time terminate, suspend or modify the Plan. No termination, suspension, or modification of the Plan may materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless (i) otherwise agreed to by the Participant in the Agreement or otherwise, or (ii) such action is necessary to comply with applicable law or stock exchange rules. It will be conclusively presumed that any adjustment for changes in capitalization provided for in Plan Sections 6.6 or 17 does not adversely affect these rights.
16.2   Amendment of Agreement.   Subject to Section 19, the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially and adversely affect the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 20.3.
17.   Adjustment for Changes in Capitalization.   In the event of any equity restructuring (within the meaning of authoritative guidance issued by the Financial Accounting Standards Board relating to stock-based compensation) that causes the per Share value of Shares to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to (i) the number and kind of Shares that may be issued under the Plan, and (ii) the number and kind of Shares or, subject to Plan Section 6.6, Stock Units, subject to and the exercise price (if applicable) of any then outstanding Awards of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or any other Awards related to shares of Stock (to the extent such other Awards would not otherwise automatically adjust in the equity restructuring); provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision; provided further, with respect to all Awards, no such adjustment shall be authorized to the extent that such adjustment would cause the Awards to be subject to adverse tax consequences under Section 409A of the Code. In the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), including a Fundamental Change (subject to Plan Section 18), or any partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights.

In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. In no event shall an outstanding Option or Stock Appreciation Right be amended for the sole purpose of reducing the exercise price or grant price thereof.
18.   Fundamental Change.   In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:
(a)   if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or
(b)   at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Plan Section 10, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to Plan Section 18(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration.
Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 18(b) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled. For purposes of this Section 18 only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the stockholders of the Company upon the occurrence of the Fundamental Change.
19.   Prohibition on Repricing.   Except pursuant to Section 17 of the Plan in connection with an equity restructuring, or pursuant to Section 18 of the Plan in connection with a Fundamental Change, in either case in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Plan, no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price or grant price thereof, be cancelled in exchange for the grant of any new Option or Stock Appreciation Right with a lower exercise or grant price or any new Full Value Award, be repurchased by the Company or any Affiliate, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a “repricing” of such Option or Stock Appreciation Right, unless such action is first approved by the Company’s stockholders.
20.   Forfeitures and Compensation Recovery.
20.1   Forfeiture for Cause.   Notwithstanding any other provision of the Plan or an Agreement, if a Participant’s employment or service is terminated for Cause (as defined in this Section 20.1), then as of the date of such termination, any of the Participant’s outstanding Awards that have not vested or been exercised by the Participant will be immediately forfeited to the Company for no consideration.

For purposes of this Plan, “Cause” means the Participant: (i) committed a felony or a crime involving moral turpitude or committed any other act or omission involving fraud, embezzlement or any other act of dishonesty in the course of the Participant’s employment or engagement by the Company or an Affiliate, which conduct damaged, or could reasonably be expected to damage, the Company or an Affiliate; (ii) substantially and repeatedly failed to perform duties of the office or position held by the Participant as reasonably directed by the Company or an Affiliate; (iii) committed gross negligence or misconduct with respect to the Company or an Affiliate; (iv) committed a material breach of any employment agreement or other material agreement between the Participant and the Company or an Affiliate that is not cured within ten (10) days after receipt of written notice thereof from the Company or the Affiliate, as applicable; (v) failed, within ten (10) days after receipt by the Participant of written notice thereof from the Company or an Affiliate, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission which the Board reasonably believes does or may materially or adversely affect the Company’s or an Affiliate’s business or operations; (vi) committed misconduct which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company or an Affiliate; (vii) harassed or discriminated against the Company’s or an Affiliate’s employees, customers or vendors in violation of the Company’s policies with respect to such matters; (viii) misappropriated funds or assets of the Company or an Affiliate for personal use or willfully violated the Company policies or standards of business conduct as determined in good faith by the Board; (ix) failed, due to some action or inaction on the part of the Participant, to have immigration status that permits the Participant to maintain full-time employment with the Company or an Affiliate in the United States in compliance with all applicable immigration law; or (x) disclosed trade secrets of the Company or an Affiliate. The findings and decision of the Committee or the Board, if applicable, with respect to any such matter, including those regarding the acts of the Participant and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.
20.2   Forfeiture Events.   The Committee may specify in an Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of employment for any other reason, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and its Affiliates.
20.3   Compensation Recovery Policy.   Awards and any compensation associated therewith are subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, which includes but is not limited to any compensation recovery policy adopted by the Board or the Committee in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law or stock exchange. Any Agreement will be automatically unilaterally amended by the Committee to comply with any such compensation recovery policy.
21.   Corporate Mergers, Acquisitions, Etc.   The Committee may also grant Substitute Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
22.   Unfunded Plan.   The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
23.   Limits of Liability.
23.1   Contractual Liability Only.   Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.
23.2   Liability Limit.   Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.
24.   Compliance with Applicable Legal Requirements.   No certificate for Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.
25.   Deferrals and Settlements.   The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.
26.   Other Benefit and Compensation Programs.   Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
27.   Beneficiary Upon Participant’s Death.   To the extent that the transfer of a Participant’s Award at his or her death is permitted under an Agreement, a Participant’s Award shall be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.
28.   Requirements of Law.
28.1   Governing Law.   To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.
28.2   Severability.   If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
29.   Code Section 409A.   It is intended that all Awards under the Plan will be exempt from, or will comply with, Code Section 409A, and to the maximum extent permitted the Awards and the Plan will be interpreted and administered in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(a)   If any amount is payable under such Award upon a termination of employment, a termination of employment will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;
(b)   Each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Code Section 409A;
(c)   If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from Service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified by the Board in its discretion in accordance with the default provisions specified under Code Section 409A;
(c)   Each amount to be paid or benefit to be provided under this Plan or any Award shall be construed as a separate and distinct payment for purposes of Code Section 409A; and
(d)   If payment under an Award is to be made within a designated period which does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment.
None of the Company, the Committee or any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, and (ii) shall have any liability to any Participant for any such tax liabilities. By accepting an Award under this Plan, each Participant acknowledges that the Company has no duty or obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A.

DIGI INTERNATIONAL INC.ATTN: OFFICE OF GENERAL COUNSEL 9350 EXCELSIOR BLVD., SUITE 700 HOPKINS, MN 55343 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 02/02/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 02/02/2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR each of the following Nominees: 1.Election of DirectorsNomineesla. Spiro C. Lazarakislb. Hatem H. Naguiblc. Valerie Heusinkveldld. Allison West HughesThe Board of Directors recommends you vote FOR the following proposals 2, 3 and 4:2.Company proposal to approve, on a non-binding advisory basis, the compensation paid to named executive officers.3.Company proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the company for the fiscal year ending September 30, 2025. For Against Abstain 000000000000 4.Company proposal to approve the amendment and restatement of the Digi International Inc. 2021 Omnibus Incentive Plan.NOTE: If any other matters properly come before the annual meeting calling for a vote of stockholders, the shares represented by this proxy will be voted by the persons named herein in accordance with their best judgment. For Against Abstain 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

DIGI INTERNATIONAL INC. Annual Meeting of Stockholders February 3, 2025 2:00 P.M. CST Meeting live via the Internet. Please visit www.virtuallshareholdlermeeting.com/DGII2025 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com DIGI INTERNATIONAL INC. Annual Meeting of Stockholders February 3, 2025, 2:00 P.M. CST This proxy is solicited on behalf of the Board of DirectorsThe undersigned hereby appoints Ronald E. Konezny and James J. Loch, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes such proxies to represent and to vote, as designated on the reverse, all shares of common stock of Digi International Inc. held of record by the undersigned at the close of business on December 9, 2024, at the Annual Meeting of Stockholders to be held on February 3, 2025, or any adjournment thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side